UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
  ___________________________________
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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

FACTSET RESEARCH SYSTEMS INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FACTSET 〉 SEE THE ADVANTAGE

2021

PROXY STATEMENT

October 29, 2021

Dear FactSet Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of FactSet Research Systems Inc., which will be held on Thursday, December 16, 2021, at 3:00 PM (Eastern Time). Our Annual Meeting will be a virtual meeting of stockholders, which will be conducted exclusively online via live webcast.
Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. Your vote is important. Whether or not you plan to attend the meeting, you are requested to complete, sign, date and promptly return the enclosed proxy card in the envelope provided or through Internet or telephone voting. Your proxy will be voted at the Annual Meeting in accordance with your instructions. If you do not specify a choice on one of the proposals described in this Proxy Statement, your proxy will be voted as recommended by the Board of Directors. If you hold your shares through an account with a brokerage firm or other nominee or fiduciary such as a bank, please follow the instructions you receive from such brokerage firm or other nominee or fiduciary to vote your shares.
On behalf of the Board of Directors, I would like to express our appreciation for your continued support and loyalty.

Sincerely,

F. Philip Snow
Chief Executive Officer

FACTSET RESEARCH SYSTEMS INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 16, 2021
3:00 PM Eastern Time
Dear Stockholder:

The 2021 Annual Meeting of Stockholders of FactSet Research Systems Inc., a Delaware corporation, will be held virtually via live webcast on Thursday, December 16, 2021, at 3:00 PM (Eastern Time) for the following purposes:
1.To elect three directors to the Board of Directors.
2.To ratify the appointment of the accounting firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2022.
3.To vote on a non-binding advisory resolution to approve the compensation of our named executive officers.
4.To vote on a stockholder proposal, if properly presented at the meeting.

To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These items are more fully described in the following pages, which are made part of this notice. Only stockholders of record at the close of business on October 22, 2021, are entitled notice of, and to vote at, this Annual Meeting.

Because of continuing public health concerns resulting from the global COVID-19 pandemic and the success of last year's virtual meeting, this year’s Annual Meeting will be a virtual meeting to be held via live webcast over the Internet. We believe the use of the Internet to host the Annual Meeting will enable expanded stockholder participation. You will be able to attend the Annual Meeting, submit your questions and, if you are a record holder of our common stock or proxy for a record holder, vote your shares during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/FDS2021 and entering your 16-digit control number.

We are pleased to take advantage of the Securities and Exchange Commission rules again this year that allow us to furnish these proxy materials, including our Annual Report on Form 10-K, to stockholders on the Internet. We believe that posting these materials on the Internet expedites stockholders’ receipt of the information that they need, while lowering the costs of printing and delivery and reducing the environmental impact of the Annual Meeting. We mailed to stockholders of record and beneficial owners the Notice of Internet Availability of Proxy Materials containing instructions on how to access these proxy materials, including our Annual Report on Form 10-K, on the Internet, as well as how to vote by Internet, telephone and mail.

To request and receive a free paper or email copy of the proxy materials, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number in the subject line. Unless requested, you will not otherwise receive a paper or email copy. We encourage you to record your vote via the Internet as it is convenient and saves on printing costs.

As a stockholder of FactSet, your vote is important. Whether or not you plan to attend the virtual Annual Meeting, it is important that you vote as soon as possible to ensure that your shares are represented.

BY ORDER OF THE BOARD OF DIRECTORS

Rachel R. Stern
Executive Vice President, Chief Legal Officer, Global Head of Strategic Resources and Secretary
Norwalk, Connecticut
October 29, 2021

FACTSET RESEARCH SYSTEMS INC.
45 Glover Avenue, Norwalk, CT 06850

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING

ANNUAL MEETING OVERVIEW

Purpose of Meeting

The Board of Directors of FactSet Research Systems Inc. (“FactSet” or the “Company”) delivers this Proxy Statement and voting instructions in connection with the solicitation of proxies, which will be voted at the Annual Meeting of Stockholders of FactSet (the “Meeting”). The Meeting will be held virtually via live webcast at 3:00 PM (Eastern Time) on Thursday, December 16, 2021, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”).

This year, because of continuing public health concerns resulting from the global COVID-19 pandemic and the success of last year's virtual meeting, the Meeting will be held as a virtual meeting of stockholders via live webcast over the Internet. This means that you will be able to attend the Meeting, submit questions and, if you are a record holder of our shares or a proxy for a record holder, vote your shares during the Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/FDS2021 and entering your 16-digit control number. The Proxy Statement was made available to our stockholders on or about October 29, 2021. The specific proposals to be considered and acted upon at the Meeting are summarized in the accompanying Notice. Each proposal is described in more detail in this Proxy Statement.

Record Date and Share Ownership

The only outstanding voting security of FactSet is our common stock, $0.01 par value per share. Stockholders of record at the close of business on October 22, 2021 (the "Record Date"), will be entitled to vote at the Meeting on the basis of one vote for each share of FactSet common stock held. On October 22, 2021, there were 37,642,107 shares of FactSet common stock outstanding.

Submitting and Revoking Your Proxy

If you complete and submit your proxy, the persons named as proxies will follow your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote your shares as follows:
1.To elect three directors to the Board of Directors;
2.To ratify the appointment of the accounting firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2022;
3.To approve, by non-binding vote, the compensation of our named executive officers; and
4.To vote against a stockholder proposal, if properly presented at the meeting.

In addition, if other matters are properly presented for voting at the Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may be properly presented for vote at the Meeting. Your stockholder vote is important. Stockholders of record may vote their proxies by Internet, telephone or mail. Stockholders who execute proxies may revoke them at any time before they are exercised by written notice to the Secretary of the Company at or prior to the Meeting by timely delivery of a valid, later-dated proxy or by voting by ballot at the Meeting. We will bear the cost of the solicitation of proxies.

                                        2021 Proxy Statement 1

Expenses of Solicitation

We will bear the entire cost of preparing, printing and mailing this Notice and Proxy Statement, the proxy card, our 2021 Annual Report on Form 10-K (the “Annual Report”) and any additional solicitation material that we may provide to stockholders, which is estimated to be approximately $225,000. The solicitation of proxies will be conducted primarily by mail, but may also include Internet, telephone, facsimile or oral communications by directors, officers or regular employees of the Company acting without special compensation. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Meeting. We will pay Innisfree a fee of $20,000 and reasonable out-of-pocket expenses for its services. We also reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

If you have any questions or wish to receive additional copies of our 2021 Proxy Statement or Annual Report, please contact our Investor Relations Department at 1-203-810-1000 or through the website at https://investor.factset.com. We can also receive correspondence through the mail at 45 Glover Avenue, Norwalk, CT 06850.

In addition, if you have any questions or need assistance voting your shares, you may contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 750-8310
Banks and Brokers may call collect: (212) 750-5833

Availability of FactSet’s Fiscal 2021 Annual Report on Form 10-K

We will mail, upon written request, and without charge, a copy of our Fiscal 2021 Annual Report, including our consolidated financial statements, schedule and list of exhibits. Requests should be sent to: FactSet Research Systems Inc., Attn: Investor Relations, 45 Glover Avenue, Norwalk, CT 06850. Our Annual Report is also available at https://investor.factset.com.

Householding

If you hold your shares through a bank, broker or other holder of record and share a single address and same last name with another stockholder, you may have received notice that only one Proxy Statement and Annual Report will be sent to your address unless you instructed the holder of record to the contrary. This practice, known as “householding," reduces multiple mailings to your household, reduces our printing and postage costs, and also reduces the environmental impact of the Meeting. If you wish to revoke your consent to "householding" for future mailings, you may contact Broadridge via phone at 1-866-540-7095 or via mail at Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

VOTING INFORMATION

Why am I receiving these proxy materials?

Our Board of Directors (the “Board”) is asking for your proxy for use at the Meeting, to be held virtually, on Thursday, December 16, 2021, at 3:00 PM (Eastern Time), and at any adjournment or postponement of the Meeting. As a stockholder, you are invited to attend the Meeting via live webcast over the Internet and are entitled to and requested to vote on the items of business described in this Proxy Statement.

What is a proxy?

A proxy is another person you authorize to vote on your behalf. We ask our stockholders to instruct the proxy how to vote so that all shares of common stock may be voted at the Meeting even if the holders do not attend the Meeting.

2 2021 Proxy Statement

Who is soliciting my vote?

The Board is soliciting your vote.

When were the enclosed solicitation materials first given to stockholders?

We are initially mailing the Proxy Statement, proxy card and Notice to our stockholders on or about October 29, 2021.

What is the purpose of the Meeting?

The Meeting will be held for the following purposes:
•To elect three directors to the Board of Directors;
•To ratify the appointment of the accounting firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2022;
•To vote on a non-binding advisory resolution to approve the compensation of our named executive officers; and
•To vote on a stockholder proposal, if properly presented at the meeting.

What are the Board of Director’s recommendations?

Our Board recommends that you vote:
•FOR the election of each director nominee named in this Proxy Statement (Proposal 1);
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2022 (Proposal 2);
•FOR the approval of a non-binding advisory resolution regarding the compensation awarded to our named executive officers (Proposal 3); and
•AGAINST the stockholder proposal (Proposal 4).
How do I vote?

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or Meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing,
c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

For stockholders whose shares are registered in their own names, as an alternative to voting at the Meeting, you may vote via the Internet, by telephone, or for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. Those stockholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the Meeting in the manner you direct. If your proxy card is properly completed and received, and if it is not revoked, before

2021 Proxy Statement 3

the Meeting, your shares will be voted at the Meeting according to the instructions indicated on your proxy card. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted

•FOR the election of each director nominee named in this Proxy Statement (Proposal 1);

•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2022 (Proposal 2);

•FOR the approval of a non-binding advisory resolution regarding the compensation awarded to our named executive officers (Proposal 3); and
.
•AGAINST the stockholder proposal (Proposal 4).

To our knowledge, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

If your shares are held in a brokerage account, you should receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card. If you are the beneficial owner of shares held in “street name” and you do not give instructions as to how to vote, your broker may have authority to vote your shares on certain discretionary items, but not other, non-discretionary items, as determined by the New York Stock Exchange (“NYSE”). Proposal 1 (election of directors), Proposal 3 (approval of compensation), and Proposal 4 (stockholder proposal) are considered non-discretionary items and thus brokers are not permitted to vote your shares in these matters unless you provide instructions to your broker on how to vote your shares. In other words, if you have not given your broker voting instructions, your broker will not be able to vote your shares with respect to any matter other than ratification of the appointment of Proposal 2 (FactSet independent registered public accounting firm).

How many votes does it take to pass each matter?

If a quorum is present at the Meeting, the approval of each proposal requires the number of votes described below:
•Under FactSet’s by-laws, the nominees for election as directors are elected by majority vote, meaning that in an uncontested director election when the number of votes cast “for” a director exceeds the number of votes cast “against” that director, the nominee will be elected as a director. If a director does not receive a majority vote in an uncontested election, the director shall not be elected and shall submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee of the Board within 90 days from the date of the election. That committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation and in determining whether to accept such offer. An incumbent director who does not receive a majority vote will continue to serve as a director until the earlier of (1) a period of 90 days from the date of the election, (2) the date upon which the Board appoints an individual to fill the office held by that director, or (3) the date of that director’s resignation.
•The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2022, requires that a majority of the votes cast at the Meeting (either in person or by proxy) be voted “for” this proposal.
•The approval of a resolution regarding the compensation awarded to our named executive officers as disclosed in this Proxy Statement is a non-binding advisory vote; however, we value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.
•The approval of the shareholder proposal requires that a majority of the votes cast at the Meeting (either in person or by proxy) be voted “for” this proposal.

4 2021 Proxy Statement

Who is entitled to vote at the Meeting and how many votes do they have?

Only holders of record of FactSet common stock at the close of business on October 22, 2021, are entitled to vote at the Meeting. Each share has one vote.

Who can attend the Meeting?

All stockholders as of October 22, 2021, or their duly appointed proxies, may attend the Meeting. In order to attend the Meeting, a stockholder must own FactSet stock on the Record Date. If your shares are held in the name of a broker, bank, custodian, nominee or other record holder (“street name”), you must obtain a proxy, executed in your favor, from the holder of record (that is, your broker, bank, custodian, or nominee) to be able to vote at the Meeting.

What is a quorum of stockholders?

If a majority of the shares outstanding and entitled to vote on the Record Date are present, either in person or by proxy, we will have a quorum at the Meeting. Any shares represented by proxies that are marked for, against, withhold, or abstain from voting on a proposal will be counted as present in determining whether there is a quorum. If a broker, bank, custodian, nominee, or other record holder of FactSet common stock indicates on a proxy card that it does not have discretionary authority to vote certain shares on a particular matter, and if it has not received instructions from the beneficial owners of such shares as to how to vote on such matters, the shares held by that record holder will not be voted on such matter (referred to as “broker non-votes”) but will be counted as present for purposes of determining whether there is a quorum. Since there were 37,642,107 shares of common stock outstanding on October 22, 2021, the presence of holders of 18,821,054 shares is a quorum. We must have a quorum to conduct the Meeting.

Vote Tabulation

The appointed inspector of elections will tabulate votes cast by proxy or at the Meeting. If you abstain from voting on any or all proposals you will be included in the number of stockholders present at the Meeting for the purposes of determining the presence of a quorum.

What are broker non-votes?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute broker non-votes. Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as non-discretionary matters.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes count for purposes of determining the presence of a quorum. Abstentions and broker non-votes have no effect on the determination of whether a nominee or any of the proposals have received the vote of a majority of the shares of common stock present or represented by proxy and voting at the Meeting. However, abstentions and broker non-votes could prevent the approval of a proposal where the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum.

What does it mean if I receive more than one proxy card or instruction form?

If you receive more than one proxy card or instruction form, it means that you have multiple accounts with our transfer agent and/or a broker or other nominee or fiduciary or you may hold your shares in different ways or in multiple names (e.g., joint tenancy, trusts, and custodial accounts). Please vote all your shares.

How do I revoke my proxy and change my vote prior to the Meeting?

If you submit the enclosed proxy card by voting using the mail, Internet or telephone procedures, you may change your vote before the Meeting. You may change your vote in one of three ways: (1) you may deliver a written notice prior to the Meeting, dated later than the proxy you want to revoke, stating that the earlier proxy is revoked, to the Secretary of FactSet Research Systems Inc., Rachel R. Stern, at 45 Glover Avenue, Norwalk, CT 06850, (2) you may complete and send in another proxy card with a later date using the mail, Internet or telephone procedures, subject to the voting deadlines set forth on the proxy card, or (3) you may attend the Meeting and vote. For shares you hold beneficially or in street name, you may change your vote by submitting a later dated

2021 Proxy Statement 5

voting instruction form to your broker or other nominee or fiduciary in accordance with its procedures, or if you obtained a legal proxy form giving you the right to vote your shares, by attending the Meeting and voting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the notice and access rules adopted by the Securities and Exchange Commission (“SEC”), we are making this Proxy Statement and our Annual Report available to our stockholders over the Internet. As a result, unless you have previously requested electronic access to our proxy materials or the receipt of paper proxy materials, you will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and Annual Report over the Internet, how to request a printed or e-mail copy of these materials, and how to vote by Internet and mail. We will mail the Notice of Internet Availability of Proxy Materials on or about October 29, 2021. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares.

In addition, if you are voting online, you will be prompted to consent to receiving proxy materials electronically in future years. Choosing to receive your future proxy materials electronically will save us the cost of printing and mailing documents to you and will reduce the impact of the annual meetings on the environment. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. If you choose to receive future proxy materials electronically, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares as beneficial owners through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and we sent the Notice directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to FactSet or to vote at the Meeting. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote on the Internet or by telephone.

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Meeting. Shares for which you are the beneficial owner may be voted electronically during the Meeting.

6 2021 Proxy Statement

CORPORATE GOVERNANCE

Board Qualifications and Diversity

We seek directors with diverse and solid experience in areas relevant to our business who are committed to a culture of open and inclusive communication on the Board and with management. Our directors must demonstrate strength of character, independent thought, sound judgment, integrity, professionalism, leadership, meaningful accomplishments, and business knowledge. Our directors must be committed to representing the long-term interests of FactSet’s stockholders and other stakeholders. Directors must demonstrate the ability to provide practical insights, be willing to dedicate sufficient time and energy to effectively carry out their duties (particularly considering the number of boards on which they may serve) and understand and accept the fiduciary responsibilities required of Board members. We believe that each member of the Board, including each nominee for the Board, possesses the key attributes we look for in a director, including strong and effective decision making, communication and leadership skills.

We seek to maintain a balance of perspectives, qualifications, qualities and skills on the Board, including consideration of factors such as, among other items, specific business and financial expertise desired on the Board, experience as a director of a public company, geography, age, gender, race, national origin and other diversity and inclusion factors. We believe that the Board members continuing after the Meeting, as a whole, possess the right diversity of background, experiences, qualifications and skills to oversee and address the key issues facing FactSet.

2021 Proxy Statement 7

TOTAL NUMBER OF DIRECTORS	9			
	Male	Female	Non-Binary	Did Not Disclose Gender
PART 1: GENDER IDENTITY				
Directors	5	3	--	1
PART 2: DEMOGRAPHIC BACKGROUND				
African American or Black	--			
Alaskan Native or Native American	--			
Asian	1			
Hispanic or Latinx	--			
Native Hawaiian or Pacific Islander	--			
White	7			
Did Not Disclose Demographic Background	1

Board Leadership Structure

FactSet's Corporate Governance Guidelines require the separation of the roles of the Chair and the Chief Executive Officer ("CEO"). The Board feels that this structure is in the best interest of our stockholders, as it permits our CEO to focus on the management of our day-to-day operations, while the Chair can focus on developing agendas that ensure that the Board’s time and attention are focused on the most critical matters. The Board believes this leadership structure strikes an effective balance between management and independent director participation in the Board process and provides independent leadership of the Board that assists in the Board's oversight responsibilities and increases CEO accountability.

F. Philip Snow assumed the role of CEO on July 1, 2015, having been an employee of FactSet since 1996. The Board believes Mr. Snow’s leadership acumen combines a deep knowledge of our clients, a commitment to our employees and a vision for our continued growth.

Robin A. Abrams, one of our independent directors, has served as our Board Chair since June 23, 2020. Ms. Abrams responsibilities as Board Chair include, among other things:

•Calling and presiding over all meetings of the Board and executive sessions of our independent directors.
•Discussing and establishing with the CEO the agenda for Board meetings and information to be provided to the Board.
•Reviewing the quality, quantity and timeliness of the flow of information from management to the Board so that the Board can operate effectively and responsibly perform its duties.
•Serving as a liaison between the Board and management, including holding regular update sessions with the CEO.
•Presiding over meetings of our stockholders.
•Being a point of contact for communications with our stockholders and other external stakeholders.
8 2021 Proxy Statement

The Board Chair also performs such other duties as the Board may from time to time delegate to the Chair to assist the Board in the fulfillment of its responsibilities.

FactSet's Corporate Governance Guidelines allow the Board the option to designate an independent Board member to serve as Lead Independent Director, although there is no requirement that this position be filled at all times. James J. McGonigle, Chair of our Nominating and Corporate Governance Committee, has served as our Lead Independent Director since September 2005.

The Nominating and Corporate Governance Committee periodically reviews the Board's leadership structure and, when appropriate, recommends changes to the Board's leadership structure, taking into consideration the needs of the Board and FactSet at such time. In September 2020, the Board revised our Corporate Governance Guidelines to require the separation of the Chair and CEO roles, where previously the Board had the option to combine or separate such roles.

Director Independence

Each of the directors other than Mr. Snow is independent, and the Board believes that the independent directors provide effective oversight of management.
The Board appointed Ms. Abrams, an independent director, as Chair on June 23, 2020. Mr. McGonigle, an independent director, has served as the Company’s Lead Independent Director since September 2005.
Our Corporate Governance Guidelines require the separation of the Chair and CEO roles and allow the Board the option to designate an independent Board member to serve as the Lead Independent Director, although there is no requirement that this position be filled at all times.
As Lead Independent Director, Mr. McGonigle’s responsibilities include:

•Holding regular update sessions with the Chair and other Board members, as appropriate.
•Advising the Chair as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties.
•Leading the annual Board evaluation process, in close consultation with the Chair and other directors, as appropriate.
•If the Chair is unavailable to do so, coordinating and moderating executive sessions of the Board’s independent directors and performing such other functions as may be necessary.
•Performing such other duties as the Board may from time to time delegate to the Lead Independent Director to assist the Board in the fulfillment of its responsibilities.

The independent directors, who constitute eight of the nine current Board members, must be a majority of the directors of the Company. The independent directors meet at least four times annually, after the end of each scheduled quarterly meeting of the Board. On October 21, 2021, the Board reviewed the independence of our directors under the applicable standards of the NYSE and the NASDAQ Stock Market (“NASDAQ”). The Board determined that each director, other than Mr. Snow, qualifies as “independent” in accordance with those published listing requirements.

Declassification of the Board of Directors

Currently, our By-laws provide that FactSet’s directors are divided into three classes, with the directors in each class serving three-year terms and the term of one class expiring at each annual meeting. As part of our regular review and consideration of our corporate governance practices, and taking into account conversations with, and statements of, certain of our stockholders, the Board has determined that it is in the best interests of FactSet and our stockholders to present a proposal to our stockholders to declassify the Board. We intend to present a Board-sponsored proposal at our 2022 Annual Meeting of Stockholders to amend our certificate of incorporation to transition to a declassified Board beginning with our 2023 Annual Meeting of Stockholders. This would result in the entire Board of Directors being elected annually for one-year terms beginning at our 2025 Annual Meeting of Stockholders.

2021 Proxy Statement 9

Business Experience and Qualifications of Board Members
The following discussion presents information about the persons who comprise FactSet’s Board of Directors, including the three nominees for election.

Robin A. Abrams

Committees:	Chair of the Board of Directors Audit Committee (Member) Nominating and Corporate Governance Committee (Member)
Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2023
Director Since:	2011
Ms. Abrams, age 70, is a financial consultant who currently serves as a member of the Board of Directors of: HCL Technologies Ltd., a global offshore IT and software development company; Sierra Wireless, Inc., a leader in the design and delivery of customized connected lifestyle devices and services; and Lattice Semiconductor Corporation, a global leader in smart connectivity solutions. In addition, Ms. Abrams served on the board of trustees for the Anita Borg Institute for Women and Technology through 2018. From August 2006 to January 2007, Ms. Abrams served as Interim CEO of ZILOG, Inc., a provider of integrated microcontroller products, where she also served as a director from 2004 to 2010. From July 2004 to July 2006, she served as CEO of Firefly Communications, Inc., a company with a range of mobile products that address the youth market. She received her B.A. in political science and history and her J.D. from the University of Nebraska.

Ms. Abrams brings a wealth of experience at technology companies, which FactSet seeks to leverage to enhance its own development processes. She has seen how several highly successful technology companies stay ahead of their competition through properly planning their product development strategies. Her previous experiences as an executive officer at several technology companies makes Ms. Abrams an important resource for the Board as it assesses financial and strategic decisions.

Siew Kai Choy

Committees:	Audit Committee (Member)
Term:	Nominated for a three year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2024
Director Since:	2020
Mr. Choy, age 55, has over 30 years of experience in the investment management industry, retiring from Singapore’s sovereign wealth fund, GIC Private Limited, after 20 years of service. He was a Managing Director of GIC and held key leadership positions in the Equities investment department, Risk & Performance Management, enterprise Data & Analytics, Governance and GIC Innovation Labs. He was also a member of the Corporate Management Committee and Group Risk Committee. From 2015, he led the establishment of an Enterprise Data and Analytics capability in GIC, with responsibility for building corporate wide capabilities for investment AI/Data Science, Enterprise Data Governance and Data Architecture, as well as Business Requirements Analysis, Data Management and Operations functions related to solutioning systems and processes supporting investment decision-making by GIC investment groups (across Equities, Fixed Income, Treasury/FX, Private Equities, Real Estate, Private Debt, Infrastructure and Total Portfolio). In his earlier career, Mr. Choy had the start-up experience of building from scratch all functions of a boutique fund management company and leading change initiatives in one of the largest South East Asian banks. He is an independent investor and/or advisor to listed and private companies across Banking, Fintech, Regtech and DeepTech located in Singapore, the United States, the United Kingdom and Europe. Mr. Choy recently served as a Distinguished Careers Institute Fellow at Stanford University. Mr. Choy holds a BSc in Computer Science and Management Science (joint honours) and has attended The Wharton School’s Advanced Management Program for Senior Executives.
Mr. Choy brings to the Board the perspective of a large institutional investor, along with an in-depth understanding of the client experience from his time with GIC. He also provides the Board with deep familiarity with the global finance industry, understanding of the evolution of our products, and insights into the Asia Pacific region.
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Malcolm Frank

Committees:	Compensation and Talent Committee (Member) Nominating and Corporate Governance Committee (Member)
Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2023
Director Since:	2016
Mr. Frank, age 55, was the former President of Cognizant Digital Business and Technology Solutions Corp. and retired as of September 1, 2021. In this role, Mr. Frank oversaw Cognizant's broad digital services portfolio. This portfolio included Digital Strategy, Artificial Intelligence & Analytics, Interactive, Digital Engineering, and loT. Prior to this role, Mr. Frank was Executive Vice President, Chief Strategy Officer and Chief Marketing Officer at Cognizant. Prior to joining Cognizant in 2005, he was co-founder, President and CEO of CXO systems, an independent software vendor.
Mr. Frank has co-authored two best-selling books, "What to Do When Machines Do Everything" (2017) and "Code Halos" (2014), both of which received multiple international book awards. Mr. Frank has also authored numerous white papers focusing on the Future of Work and created the term "SMAC Stack." Mr. Frank has presented at various conclaves, including the World Economic Forum and the South by Southwest Conference and Festivals. Mr. Frank is frequently quoted, is the subject of a Harvard Business School case study, and was named "one of the most influential people in finance" by Risk Management Magazine. Mr. Frank also serves on the Board of Directors of the US-India Strategic Partnership Forum (USISPF) and EqualAI, a nonprofit organization focused on reducing unconscious bias in the development and use of artificial intelligence. Mr. Frank holds a Bachelor's degree in Economics from Yale University.
Mr. Frank brings to the Board his expertise in marketing and strategy, as well as his many years of experience in the areas of technical professional services and software as a service ("SaaS").

Sheila B. Jordan

Committees:	Audit Committee (Member)
Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2022
Director Since:	2016
Ms. Jordan, age 57, is Chief Digital Technology Officer for Honeywell. In this role, she is responsible for driving digital technology transformation across the company. She has broad oversight and responsibility for IT infrastructure and services, as well as expansion of software development in support of Honeywell’s digital initiatives, go-to-market offerings, and the solution needs of its customers. Before Honeywell, Ms. Jordan was Senior Vice President and Chief Information Officer at Symantec, a global cybersecurity company, where she was responsible for Symantec's IT strategy and operations. Prior to that, Ms. Jordan served as Senior Vice President of Communication and Collaboration IT at Cisco Systems. She has also worked for Walt Disney World, where she held the position of Senior Vice President for Destination Disney.
Ms. Jordan is the recipient of multiple industry awards and recognitions including a 2019 Women of Influence Award from Silicon Valley Business Journal. She was recognized as one of the Top 25 Women Leaders in Cybersecurity in 2019 by The Software Report and one of the Top 100 Women in Technology by Technology Magazine in 2021. Ms. Jordan holds a B.A. in accounting from the University of Central Florida and an M.B.A. from Florida Institute of Technology. She is the author of the book "You Are NOT Ruining Your Kids: A Positive Perspective on the Working Mom."
Ms. Jordan brings to the Board extensive expertise in strategy, information technology and driving enterprise collaboration across multiple channels including various mobile platforms.

2021 Proxy Statement 11

James J. McGonigle

Committees:	Nominating and Corporate Governance Committee (Chair)
Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2022
Director Since:	2002
Mr. McGonigle, age 58, currently serves as an Entrepreneur Advisor at Summit Partners and Equality Asset Management, and as an angel investor and advisor to a variety of small companies in the business services and software industries. He has been a member of FactSet’s Board of Directors since 2002, and has served as the Lead Independent Director since 2005 and as the Chair of the Nominating and Governance Committee since 2004. Mr. McGonigle is the former Chairman and CEO of The Corporate Executive Board Company (“CEB”). During his tenure at CEB he held a variety of positions including: special advisor to the Board of Directors from July 2007 until April 2009; Director and Chairman of the Board from July 2005 until July 2007; CEO from July 1998 until July 2005; and General Manager from October 1997 until July 1998. From 1995 until October 1997, Mr. McGonigle was the General Manager of the corporate division of The Advisory Board Company. Mr. McGonigle spent his early career as a consultant at McKinsey and Co. He also created and taught an M.B.A. course in management consulting at Georgetown University’s McDonough School of Business in Washington D.C. and at Escuela Superior de Administración y Dirección de Empresas (ESADE) in Barcelona Spain. He received a B.A. from the Woodrow Wilson School at Princeton University in 1985 and a J.D. from Harvard Law School in 1990.

Mr. McGonigle brings to the Board leadership experience, including service as the CEO of a public company for over seven years. This role required industry knowledge combined with operational and management expertise. In addition, Mr. McGonigle brings to the Board market and corporate governance insights from his experience as an outside public company board member.

Lee Shavel

Committees:	Audit Committee (Chair)
Term:	Nominated for a three year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2024
Director Since:	2020
Mr. Shavel, age 54, is Chief Financial Officer and Group President of Verisk Analytics, Inc., a global data analytics company. Mr. Shavel has been at Verisk since 2017 and is responsible as CFO for financial and strategy functions, including accounting, treasury, financial planning and analysis, investor relations, M&A, strategic sourcing and procurement, real estate, and corporate tax. In addition, as Group President, he has operating responsibility for Verisk's Energy & Specialized Markets and Financial Services businesses. Before joining Verisk, Mr. Shavel served as Executive Vice President and Chief Financial Officer of Nasdaq, Inc., from 2011 to 2016. Before that, he served as Managing Director and Americas Head of Financial Institutions Investment Banking and in other capacities at Bank of America Merrill Lynch from 1993 to 2011. From 2016 to 2019, he served as a Board Director and Chairman of the Audit Committee of Investment Technology Group, Inc. Mr. Shavel graduated with honors from the University of Pennsylvania, with a B.A. in English and a B.S. in Economics from the Wharton School.
Mr. Shavel brings a chief financial officer's and business leader's perspective to the Board, including extensive familiarity with the functioning of a public company audit committee. Mr. Shavel serves as a Financial Expert on the Audit Committee. He also contributes his knowledge and experience of the financial information services industry.
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Laurie Siegel

Committees:	Compensation and Talent Committee (Chair)
Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2023
Director Since:	2015

Ms. Siegel, age 65, is the President of LAS Advisory Services, with a background in business and human resources leadership. She currently serves as a member of the Board of Directors of Lumen Technologies, a global enterprise technology platform, and Council Advisors Capital Corporation. She retired in September 2012 from Tyco International Ltd., a diversified manufacturing and service company, where she had served as Senior Vice President of Human Resources and Internal Communications since 2003. From 1994 to 2002, she held various positions with Honeywell International Inc., including Vice President of Human Resources – Specialty Materials. Ms. Siegel currently serves as an advisor to the G100 Network and chairs the G100 Talent Consortium. Ms. Siegel served from 2018 through October 2020 as a member of the Board of Directors of California Resources Corporation, an oil and natural gas exploration and production company, where she was a member of the Audit and Compensation Committees. Ms. Siegel received an M.B.A. and a M.A. degree in City and Regional Planning, both from Harvard University. She completed her B.A. at the University of Michigan.

Ms. Siegel’s key qualifications, experiences and skills include executive experience with multi-national companies, as well as human resources and executive compensation expertise. She serves as the Chair of the HR and Compensation Committee at Lumen and as a member of the Nominating/Corporate Governance Committee of the Lumen Board. Ms. Siegel brings to FactSet’s Board substantial experience as a human resources executive with large global enterprises as well as substantial public company board experience.

F. Philip Snow

Committees:	Chief Executive Officer
Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2022
Director Since:	2015
Mr. Snow, age 57, was named CEO of FactSet on July 1, 2015, having served as President since July 1, 2014. Mr. Snow joined FactSet in 1996 as a Consultant before moving to the Asia Pacific region to hold positions in the Tokyo and Sydney offices. Following his move back to the U.S. in 2000, Mr. Snow held various sales leadership roles prior to assuming the role of Senior Vice President, Director of U.S. Investment Management Sales in 2013. Mr. Snow received a B.A. in Chemistry from the University of California at Berkeley and a Master of International Management from the Thunderbird School of Global Management. He has earned the right to use the Chartered Financial Analyst designation.

The Board benefits from Mr. Snow’s many years with FactSet and his unique expertise gained by rising through the Sales organization from Consultant to Head of Americas Sales. He has also served in multiple geographic regions including Australia, Tokyo, and San Francisco before coming to the East Coast as President and then CEO. His tenure at FactSet has contributed to his strategic vision, leadership and operational expertise, and his deep knowledge of the financial information services industry.

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Joseph R. Zimmel

Committees:	Audit Committee (Member) Compensation and Talent Committee (Member)
Term:	Nominated for a three year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2024
Director Since:	2007
Mr. Zimmel, age 68, is a financial consultant and retired Managing Director of Goldman, Sachs & Co. From December 2001 until November 2002, Mr. Zimmel served as an Advisory Director to the Goldman Sachs Group. In the investment banking division at Goldman, Sachs & Co., Mr. Zimmel held the position of Managing Director of the Communications, Media & Entertainment Group for the Americas from 1999 to 2001, after acting as a Managing Director and a co-head of the group from 1992 to 1999. In addition to his appointment to FactSet’s Board, Mr. Zimmel is also a Member of the Board of Directors of the following private companies: APCO Worldwide LLC, Prizmalite Industries Inc., PURETi Group, LLC, and Burbio, Inc.

Mr. Zimmel’s background in finance and advisory roles is complemented by his knowledge of FactSet and its industry. His contributions are augmented by his experience serving as an outside director of a public company and multiple private companies. In addition, Mr. Zimmel’s employment at Goldman, Sachs & Co., including service in senior leadership positions, brings a valued perspective to the Board and to the Audit Committee.

Legal Proceedings

Over the past ten years, no director or nominee has been involved in:
•Legal proceedings, such as SEC securities fraud enforcement actions;
•Judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business activity;
•Judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions; or
•Disciplinary sanctions or orders imposed by a stock, commodities, or exchange or other self-regulatory organization.

Board Responsibilities

The Board has adopted Corporate Governance Guidelines which help govern the Company. Pursuant to the guidelines, the Board is mandated to act in the long-term interests of FactSet and the Board's mission is to provide guidance in order to promote our success and enhance FactSet's ultimate value, with each director serving as a sounding board for management in matters where that director's experience or expertise is pertinent. In assessing management's methods of optimizing stockholder value, the Board must also take into consideration other interested stakeholders, including employees, clients and vendors. Directors should have a full understanding of our business and the issues relevant to it, and on a regular basis should access our services and review new product developments. Directors are encouraged to attend continuing director education programs.

Directors owe a duty of care to FactSet and must act on an informed basis, in good faith and in the honest belief that the action they take is in the best interests of FactSet. Directors are expected to attend all Board meetings and participate actively, offering their candid views and their well-informed, deliberate judgment. Directors should inform themselves using all material information reasonably available to them prior to making a business decision. Whenever a director is unable to attend a meeting, the director should contact the Board Chair, applicable committee Chair or Secretary promptly after the meeting to become informed on the subjects discussed, views expressed and actions taken, if any. Directors are expected to be prepared to discuss matters listed on the agenda for each meeting, should review materials sent in advance of such meetings and, when appropriate, ask questions of management. We do not have a policy with regard to directors’ attendance at our annual stockholder meetings, but we do expect
14 2021 Proxy Statement

each director to attend all Board meetings. Two directors (Mr. Snow, our CEO, and Ms. Abrams, our Board Chair) attended our 2020 Annual Meeting of Stockholders.

Each director is expected to give freely and generously of the director’s time in providing the best guidance to FactSet. A director who is a member of senior management of another public company may not sit on a total of more than three public company boards. All other directors may not serve on more than four boards of public companies without the prior written approval of the Board. Each independent director is expected to participate in committees suited to the director’s skills and for the best interest of FactSet. Directors are also expected to make themselves available for non-regularly scheduled meetings as well as consultation with management on an as-needed basis.

You can access our Corporate Governance Guidelines, along with each of our Board Committee charters, at the Corporate Governance page of our Investor Relations website at https://investor.factset.com or request a free copy by contacting Investor Relations at FactSet Research Systems Inc., 45 Glover Avenue, Norwalk, CT 06850.

Board Oversight of Risk

FactSet’s Board has the ultimate responsibility for overseeing our risk management governance, with a focus on the Company’s most material risks. Our Board oversees and monitors our risk management processes and evaluates whether management has reasonable controls in place to address material risks. Our management has day-to-day responsibility for identifying the various risks facing FactSet, formulating risk management policies and procedures, and managing our risk exposures. Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to our stockholders. Our Board is responsible for assuring that an appropriate culture of risk management exists within FactSet and for setting the right “tone at the top.”

Our Board, together with its committees, has been actively engaged with our management team in monitoring the developments and impact of the COVID-19 pandemic, and our management team is in regular communication with the Board about the assessment and management of the significant risks to FactSet, our employees, our clients and our other stakeholders.

FACTSET BOARD

Our Board exercises its risk oversight responsibility both directly and through its standing committees, which are delegated specific risks and keep our Board informed of their oversight efforts through regular reports to the Board by the committee chairs.

AUDIT COMMITTEE

The Audit Committee monitors management's responsibility in the area of risk oversight, particularly with respect to the management of financial and accounting related risks.

COMPENSATION & TALENT COMMITTEE

Our Compensation and Talent Committee considers risk management when setting the compensation policies and programs for our executive officers and other employees.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

Our Nominating and Corporate Governance Committee considers the risks associated with our corporate governance structure.

FACTSET SENIOR MANAGEMENT

FactSet's senior management is responsible for identifying, assessing and managing the Company's risk on a day-to-day basis. FactSet has an internal risk management team, which reports regularly to the Audit Committee. The internal risk management team informs the Audit Committee about our major risk exposures and the steps management has taken to monitor and control such exposures, as well as our risk assessment and risk management policies.

2021 Proxy Statement 15

Board Meetings

Our Board is currently comprised of nine members, eight of whom are independent directors. Our Board has the following three standing committees: (1) an Audit Committee, (2) a Compensation and Talent Committee, and (3) a Nominating and Corporate Governance Committee. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on the Corporate Governance page of our Investor Relations website at https://investor.factset.com. The Board delegates various responsibilities and authority to the different Board committees. Committees regularly report on their activities and actions to the full Board. The Board met six times during fiscal 2021, four of which were regularly scheduled quarterly meetings. No director attended fewer than 75% of the Board and committee meetings in the aggregate during fiscal 2021.

Board Committees

The following table identifies the Board committee members as of October 29, 2021:

Committee Name
Independent Directors	Audit	Compensation and Talent	Nominating and Corporate Governance

Robin A. Abrams(1)	Member		Member
Siew Kai Choy	Member
Malcolm Frank		Member	Member
Sheila B. Jordan	Member
James J. McGonigle(2)			Chair
Lee Shavel(3)	Chair
Laurie Siegel		Chair
Joseph R. Zimmel	Member	Member
(1) Independent Board Chair
(2) Lead Independent Director
(3) Financial Expert

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight review of our internal and external financial reporting processes. Its primary responsibilities include: meeting with financial management and the independent auditors to review our system of internal controls; assessing the quality of our accounting principles and financial reporting; reviewing the external audit process as conducted by our independent auditors; reviewing the financial information provided to our stockholders and other external parties; and preparing the report of the Audit Committee included in the Proxy Statement on a yearly basis. The Board has determined that Mr. Shavel qualifies as an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Board has also determined that each member of the Audit Committee is independent under the listing standards of the NYSE and NASDAQ and has sufficient knowledge in reading and understanding the Company’s financial statements to serve on the Audit Committee. The Audit Committee is also responsible for oversight of our enterprise risk management and specifically considers risks and controls relating to, among other things, data and cybersecurity and our financial statements and financial reporting processes. The Audit Committee met five times during fiscal 2021.

Under the Audit and Non-Audit Service Pre-Approval Policy adopted by the Audit Committee, all audit and non-audit services to be performed for us by the independent registered public accounting firm require pre-approval by the Audit Committee. In some cases, pre-approval relates to audit or non-audit services that fall within certain established parameters, and in other cases a particular defined task or scope of work may be pre-approved subject to a specific budget. Pre-approvals may be granted by either the full Audit Committee or the Chair of the Audit Committee. The Audit Committee may not delegate pre-approval authority to management.

16 2021 Proxy Statement

Compensation and Talent Committee

The primary responsibility of the Compensation and Talent Committee is to review matters related to talent and compensation for FactSet generally, including assisting in all matters relating to recruiting, hiring, retaining and compensating our directors, officers and employees. The Compensation and Talent Committee defines and approves an overall compensation philosophy and strategy for FactSet and its executive officers and employees and periodically reviews how our compensation programs implement this compensation philosophy and affect our employees.

The Compensation and Talent Committee assists the Board in developing and evaluating potential candidates for executive positions with FactSet, including the CEO position, and oversees the development of executive succession plans. The Compensation and Talent Committee regularly reviews FactSet's human capital management, cultural environment, and diversity, equity and inclusion practices.

The Compensation and Talent Committee reviews and approves the compensation policies for our CEO, named executive officers ("NEOs") and other direct reports to the CEO, oversees administration of our equity-based compensation policies, approve grants of equity-based awards to our officers and employees under our equity plans (individually and in the aggregate), and reviews annual performance goals for our principal executive officers in conjunction with assessing the quality of the performance of those executive officers.

The Compensation and Talent Committee met seven times during fiscal 2021. During fiscal 2021, the Compensation and Talent Committee retained Farient Advisors, LLC ("Farient") for compensation consulting services, which included executive compensation and governance plan design. Farient did not provide services with respect to the individual compensation amounts to be paid to individual executives. FactSet paid $115,000 to Farient for services provided to the Compensation and Talent Committee during fiscal 2021.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the Compensation and Talent Committee during the last fiscal year is a former or current officer or employee of FactSet or any of its subsidiaries. No executive officer of FactSet served or serves on the compensation committee or board of any company that employed or employs any member of the FactSet Compensation and Talent Committee or Board. Accordingly, there are no relationships required to be disclosed under this caption under the rules of the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee reviews the qualifications of candidates for nomination as directors and makes recommendations to the Board regarding prospective nominees to the Board. The Nominating and Corporate Governance Committee also develops and recommends to the Board for its approval an annual evaluation process of the effectiveness of the Board and its committees and oversees the annual evaluations.

The Nominating and Corporate Governance Committee oversees the Board's efforts to maintain high standards of corporate governance, issues recommendations to the Board regarding corporate governance issues, and oversees risks related to our governance structure. It also oversees our position on corporate social responsibility and public issues of significance that affect our key stakeholders, including reviewing the impact of our business operations, procedures and processes on our employees, stockholders, citizens and communities. The Nominating and Corporate Governance Committee also assists in succession planning and recruitment for our senior management, including the CEO.

The members of the Nominating and Corporate Governance Committee are independent under the listing standards of the NYSE and NASDAQ. The Nominating and Corporate Governance Committee met four times during fiscal 2021.

2021 Proxy Statement 17

Corporate Sustainability

Diversity, Equity and Inclusion Efforts
Inclusion is one of FactSet's core values. We recognize that our best ideas can come from anyone, anywhere, at any time, and help us provide the best solutions for our clients around the globe. We continually seek to expand our workforce with diverse perspectives, backgrounds, and experiences. By fostering a globally inclusive culture, we enable our people to be themselves at work and to join in, be heard, contribute, and grow. Together, we work to recruit, advance, and engage talent with an inclusive culture unified by the FactSet spirit of going above and beyond.
During our 2021 fiscal year, we refreshed our Diversity, Equity and Inclusion ("DE&I") strategy and expanded its scope. Our new DE&I strategy consists of three impact areas which utilize twelve key levers to drive progress. For additional information on our DE&I efforts, see Item 1. Business, Human Capital Management in our 2021 Annual Report.

Global DE&I Strategy - Our 3 Impact Areas
Global DE&I Strategy - Our 12 Levers
18 2021 Proxy Statement

COVID-19 Response and Employee Safety

In response to the ongoing COVID-19 pandemic, our highest priority and primary concern has always been, and remains, the health and safety of our employees, our families and our communities. We have continued to focus on our planned strategic investments, including hiring new personnel where needed, during the pandemic. When initially faced with the pandemic, we implemented a business continuity plan with a dedicated incident management team to respond quickly and effectively to changes in our environment to continue offering our clients uninterrupted products, services and support while also protecting our employees. We continue to assist our employees during this difficult time by offering extensive benefit resources, presenting regular all-company meetings led by our CEO, and sending frequent emails to our employee base. Our internal employee surveys have shown that our employees have been very satisfied with the level of communications from management on our COVID-19 responses and have felt supported by FactSet throughout the pandemic.

At the outset of the pandemic, we required the vast majority of our employees at our offices across the globe (including our corporate headquarters) to work remotely and implemented global travel restrictions for our employees. Since that time, we have begun to re-open many of our offices globally, utilizing a three-phased approach to provide flexibility for employees wishing to work from our offices, with a focus on social distancing and safety, while acting consistently with applicable local regulations. We anticipate that the ability to open offices will vary significantly from region to region based on a number of factors, including the availability of COVID-19 vaccines and the spread of COVID-19 variants. We have worked with local organizations to procure vaccines for our employees and encouraged them to get vaccinated. Our offices will not re-open until local authorities permit us to do so and our own criteria and conditions to ensure employee health and safety are satisfied. Based on the success in working in a remote environment during the COVID-19 pandemic, we expect to implement a new work standard under which employees in many of our locations, where permitted by local laws and regulations, and where the role permits, will have the opportunity to choose between different work arrangements. These include working either in a hybrid arrangement, where an employee can split time between working from the office and working from a pre-approved remote location, or a fully remote arrangement, where an employee can work entirely from a pre-approved remote location.

Environment and Sustainability

FactSet is committed to sustainable growth, and in the past fiscal year we have enhanced our environmental strategy and successfully completed a number of key milestones. We became a proud signatory of the UN Global Compact and the internationally recognized Principles for Responsible Investment, demonstrating our commitment to providing, developing and promoting services that support our clients' implementation of these principles, as well as making those principles part of our strategy, culture, and day-to-day operations. As more organizations commit to investing responsibly, FactSet is uniquely positioned to empower investors to make informed decisions that drive sustainable growth.

While FactSet operates in a low-carbon industry, as a global business with a presence in more than 20 countries across six continents, we recognize that we have a responsibility to manage our environmental impact and be transparent about our practices. Therefore, during fiscal 2021, we published our third-party-validated Scope 1 and Scope 2 green house gas emissions for fiscal 2019 and fiscal 2020 and provided disclosures on our carbon footprint to CDP. We also conducted a materiality study to identify FactSet's material environmental, social and governance ("ESG") topics. Many of these materials can be found on the Corporate Responsibility page of our website at https://www.factset.com/company/corporate-responsibility. We are dedicated to working towards disclosing additional environmental performance measures in the future and to further enhancing our sustainability practices.

Employee Engagement

We conduct an annual, anonymous and confidential global employee engagement survey administered by a third-party to capture our employees’ constructive feedback on a broad range of topics. In our fiscal 2021 employee engagement survey, we heard from the vast majority of our employees, and received over 10,000 employee comments, which told us that our employees continue to have pride in their work, colleagues, and company.

2021 Proxy Statement 19

Corporate Responsibility
We continue to invest in the communities where FactSet operates through our Corporate Responsibility program, uniting around our four Pillars of Service: Inspire tomorrow's engineers, Elevate to educate, Alleviate food insecurity, and Protect our environment. We offered a fully virtual employee volunteer program during fiscal 2021, transitioning to remote mentoring and other educational support programs, as well as new virtual learning and engagement opportunities.
During fiscal 2021, we delivered 263 volunteer events globally in 20 countries and 32 FactSet locations, with FactSet volunteers contributing nearly 11,000 volunteer roles and over 14,000 hours of service.

20 2021 Proxy Statement

In fiscal 2021, we delivered the following global campaigns with our strategic nonprofit partners:
•We launched Pledge for the Planet, a new sustainability initiative that challenges employees to change habits and have less harmful effects on the environment. For challenges accepted and completed, FactSet sponsored tree plantings with global reforestation charity, One Tree Planted. More than 1,200 FactSet employees participated in the campaign, resulting in over 12,000 trees planted, 6.4 million liters of water saved, and 12.7 kilograms of carbon dioxide saved.

•FactSet’s annual Hunger Awareness campaign included a new global keynote program with the UN World Food Programme and more than 48 events to educate, engage, and fundraise for our global and local hunger relief charity partners. The fiscal 2021 campaign raised $200,000 through Company and employee donations, resulting in 993,000 meals generated for over 200,000 people in need around the world.

You can view our most recent Corporate Responsibility Report at: https://issuu.com/factset/docs/factset_corporate_responsibility_report_2020?fr=sNWMzNTM2NzYyOTY
Additional Corporate Governance Information

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining integrity in the marketplace.

Code of Business Conduct

We have adopted a Code of Business Conduct and Ethics (the “Ethics Code”) that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer, and all other officers, as well as our directors. A copy of the Ethics Code is available on our website at https://investor.factset.com on the Corporate Governance page of our Investor Relations website. You may also request a copy of the Ethics Code by writing to Investor Relations, FactSet Research Systems Inc., at 45 Glover Avenue, Norwalk, CT 06850. Any amendment to the Ethics Code (other than technical, administrative or non-substantive amendments) and any waiver of a provision of the Ethics Code that applies to a member of our Board or one of our executive officers will be promptly disclosed on the Corporate Governance page of our Investor Relations website at https://investor.factset.com.

Contacting the Board

Stockholders and other interested parties may contact the Board, the Chair, the Lead Independent Director, or the non-management directors as a group by sending their correspondence to the Board of Directors (or other appropriate group), c/o Corporate Secretary, FactSet Research Systems Inc., at 45 Glover Avenue, Norwalk, CT 06850 or through the email address: Board@factset.com. The Corporate Secretary will review all communications and forward them to the Chair. The Corporate Secretary may, however, filter out communications that do not relate to the Company’s business activities, operations or its public disclosures, but will maintain a record of these communications and make them available to the Chair (solicitations will not be recorded or forwarded). Any communications received by the Chair regarding concerns relating to accounting, internal accounting controls or auditing matters will be immediately brought to the attention of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee to address these matters.

Director Compensation Program

The general policy of the Board is that compensation for directors should be a mix of cash and equity-based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. The Compensation and Talent Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The Board reviews the committee’s recommendations and determines the amount of director compensation. Each director is provided access to the FactSet service, at no charge, which allows them to utilize our suite of products.

2021 Proxy Statement 21

For fiscal 2021, non-employee Director compensation consisted of:

•An annual retainer of $35,000. Each director may choose to receive the retainer as a quarterly cash payment or receive the equivalent value in non-qualified stock options.
•An equity grant of non-qualified stock options having an intended grant date fair value of $75,000.

The FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated (the “Director Plan”) provides for the grant of share-based awards, including stock options, to non-employee directors of FactSet. Under the Director Plan, the Compensation and Talent Committee may award an annual equity grant to each non-employee director on or around January 15th of each year. The number of option shares to be granted in order to deliver the intended value will be determined on the grant date using an option-pricing model.

The Compensation and Talent Committee recommended and the Board approved an annual equity grant of 915 non-qualified stock options to each of the eight non-employee directors serving on the Board on January 15, 2021. Additionally, each non-employee director serving on the Board on January 15, 2021 was given an award of $35,000 with the option to receive the retainer as a quarterly cash payment or receive the equivalent value in non-qualified stock options. For fiscal 2021, all directors, except for Mr. McGonigle, opted for the equity grant of 427 non-qualified stock options. The exercise price for the non-qualified stock options granted under the retainer and annual grant was $318.20 per share, being equal to the closing price of FactSet common stock on January 15, 2021. The grant date fair value for all non-qualified stock options was $82.01. These non-qualified stock options granted to directors vest 100% on the third anniversary of the date of grant and expire seven years from the date of grant.

New directors receive a one-time option grant, typically on or around January 15th after the new director's first annual meeting. At the recommendation of the Compensation and Talent Committee, Mr. Choy and Mr. Shavel each were granted a new director one-time grant of 914 stock options on January 15, 2021, at an exercise price of $318.20 and grant date fair value of $82.01. The non-qualified stock options granted to Mr. Choy and Mr. Shavel vest 100% on the third anniversary of the date of grant and expire seven years from the date of grant.

On September 22, 2020, the Board adopted stock ownership guidelines that require each of our non-employee directors to own FactSet stock having a value of at least $400,000. See "Compensation Discussion and Analysis — Stock Ownership and Holding Guidelines."

We pay or reimburse our directors for travel, lodging and related expenses incurred in connection with attending Board, committee and stockholder meetings and other Company business related events. From time to time, we may reimburse a director’s expenses for participation in third party-supplied continuing education related to the director’s Board or committee service. There was no reimbursement for educational participation made to the directors during fiscal 2021.

22 2021 Proxy Statement

Director Compensation Table

The following table provides information as to compensation for services of the non-employee directors during fiscal 2021.

Name	Fees Earned or Paid in Cash(1)	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Robin A. Abrams	$—	$—	$110,057	$—	$—	$—	$110,057
Siew Kai Choy(3)	$11,667	$—	$185,015	$—	$—	$—	$196,681
Malcolm Frank	$—	$—	$110,057	$—	$—	$—	$110,057
Sheila B. Jordan	$—	$—	$110,057	$—	$—	$—	$110,057
James J. McGonigle(3)	$23,333	$—	$75,039	$—	$—	$—	$98,372
Lee Shavel(3)	$11,667	$—	$185,015	$—	$—	$—	$196,681
Laurie Siegel	$—	$—	$110,057	$—	$—	$—	$110,057
Joseph R. Zimmel	$—	$—	$110,057	$—	$—	$—	$110,057

1.On January 12, 2016, the Compensation and Talent Committee approved a compensation policy for non-employee directors, whereby each non-employee director receives an annual retainer of $35,000 and an equity grant having an intended value of $75,000 for a calendar year of service from January through December. Each director may choose to receive the retainer as a quarterly cash payment or receive the equivalent annual value in non-qualified stock options each January. For calendar year 2021, all directors in office in January 2021 except Mr. McGonigle chose to receive the $35,000 annual retainer in non-qualified stock options. That grant and the $75,000 equity grant were made on January 15, 2021. The annual retainer and equity grant are included in the Option Awards column. See footnote 3 for cash fees earned by Messrs. Choy, Shavel and McGonigle.
2.The amounts in the Option Awards column represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Share-Based Payment, (“ASC Topic 718”), of stock option awards issued during fiscal 2021 pursuant to the Director Plan. For information on the valuation assumptions with respect to stock option grants, refer to the notes to the consolidated financial statements contained in our Annual Report on Form 10-K. There can be no assurance that these grant date fair values will be realized by the non-employee directors. The actual gain that a non-employee director may receive from exercising an option sometime in the future may be higher or lower than these reported amounts, and these options have value only if the price of FactSet stock increases above the option’s exercise price. On January 15, 2021, we granted 915 stock options to each of the non-employee directors representing a grant-date fair value of $75,000. Additionally, each non-employee director was given an award of $35,000 with the option to receive the value in either a cash retainer or non-qualified stock options. All directors in office in January 2021 except for Mr. McGonigle chose to receive the $35,000 award in equity, which resulted in an additional grant of 427 non-qualified stock options. The exercise price for the non-qualified stock options for both the retainer and annual grant was $318.20 per share, being equal to the closing price of our common stock on January 15, 2021. The grant date fair value for all non-qualified stock options was $82.01. Mr. Choy and Mr. Shavel each were granted a one-time grant of 914 stock options on January 15, 2021, at an exercise price of $318.20 and grant date fair value of $82.01. At August 31, 2021, our non-employee directors had the following outstanding stock option awards, some of which were not fully vested: Robin A. Abrams, 17,700 options; Siew Kai Choy, 2,256 options; Malcolm Frank, 9,970 options; Sheila B. Jordan, 5,924 options; James J. McGonigle, 14,966 options; Lee Shavel, 2,256 options; Laurie Siegel, 10,048 options; and Joseph R. Zimmel, 5,924 options.
3.The fees earned by Messrs. Choy and Shavel during fiscal 2021 of $11,667 represent the pro rata portion of their annual retainer for the period of September 1, 2020 through December 31, 2020, as they joined the Board on June 23, 2020, and received a pro rata portion of their annual $35,000 retainer for their service during 2020. The fees earned by Mr. McGonigle during fiscal 2021 of $23,333 represent the pro rata portion of his annual retainer for the period of January 1, 2021 through August 31, 2021, as he chose to receive his $35,000 retainer for his service during 2021 in cash.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for recommending the nomination of directors and making recommendations to the Board regarding prospective nominees. The Committee identifies qualified candidates to become Board members consistent with criteria approved by the Board and our Director Nominee Selection Policy. The Committee considers the factors that it seeks in Board members such as capability, availability to serve, business and professional experience, talents,

2021 Proxy Statement 23

perspectives, conflicts of interest, and other relevant factors. The Committee seeks individuals as nominees with the highest personal and professional integrity, who have demonstrated strong ability and judgment and who shall be effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of our stakeholders. The Committee aims to actively identify and recruit diverse candidates, including considering factors such as race, gender, age and national origin.

The description of each nominee set forth in the “Business Experience and Qualification of Board Members” section includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of the Board at this time. Nominees for the Board should be committed to enhancing long-term stockholder value, must possess a high level of personal and professional ethics, and must demonstrate strength of character, independent thought, sound judgment, integrity, professionalism, leadership, meaningful accomplishments and business knowledge. The Board encourages selection of directors who will help us fulfill our responsibility to our stockholders and contribute to our overall corporate goals.

The Nominating and Corporate Governance Committee accepts nominees recommended by stockholders in written communications to our Secretary in accordance with its policy and evaluates them in the same manner and under the same criteria as candidates and nominees identified via other sources. The Committee will consider director nominees recommended by stockholders in written communications to our Secretary prior to August 1 for the ensuing election. Any such communication must follow the guidelines set forth in our Director Nominee Selection Policy, a copy of which may be found on our Investor Relations website at https://investor.factset.com.

The Nominating and Corporate Governance Committee will select nominees for directors pursuant to the following process:

•Identification of the qualifications and skills sought in director candidates in the context of the size of the Board relative to target, current composition and needs of the Board, and the strengths, weaknesses and gaps identified by the committee in its evaluation of the effectiveness of the Board.
•Identification of director candidates based upon suggestions from current directors and senior management, recommendations by stockholders and, if so desired, referrals from a director search firm or equivalent service retained by FactSet.
•Review of each candidate’s qualifications to determine which candidates best meet the Board’s required and desired criteria.
•Interviews of an interested candidate by the Committee Chair, at least one other committee member, the CEO and appropriate members of senior management.
•Report to the Board by the committee on the selection process.
•Recommendation by the committee of a nominee to the Board.
•Satisfactory completion of a background check on the nominee.
•Formal nomination by the Board for inclusion of the candidate in the slate of directors for the annual meeting of stockholders or appointment by the Board to fill a vacancy between stockholder meetings.

A stockholder who wishes to recommend to the Nominating and Corporate Governance Committee a candidate for nomination to the Board must communicate with our Secretary at our corporate headquarters address at 45 Glover Avenue, Norwalk, CT 06850 and provide in a timely manner: (i) the candidate’s full name, address, email and phone number; (ii) a statement by the candidate that the candidate wishes to be nominated and is willing and able to serve as a director; (iii) a statement of the good faith belief by the proposing stockholder that the candidate meets our criteria, and (iv) such other written documentation as the Committee may reasonably request to permit a determination by the Board as to whether such candidate meets the required and desired director selection criteria set forth in our By-laws, Corporate Governance Guidelines and Director Nominee Selection Policy. Additionally, the Board may require that any such candidate proposed by a stockholder submit to a standard background check.

24 2021 Proxy Statement

Proxy Access

Alternatively, a stockholder, or a group of up to 20 stockholders, who own 3% or more of the Company’s voting stock continuously for at least three years, may nominate and include in the Company’s proxy materials nominees for election as directors of FactSet. Such stockholder or group of stockholders may nominate up to the greater of two nominees or 20% of the Board, provided that the stockholder or group of stockholders and the nominee(s) satisfy the requirements specified in the proxy access provision of our By-laws, which was adopted on September 27, 2021.

2021 Proxy Statement 25

Proposal 1: Election of Directors

Stockholders will elect three directors at the Meeting. If elected, the directors will hold office for a term not exceeding three years or until a successor is elected and qualified. Your proxy will be voted in favor of those persons to serve as directors, unless you indicate to the contrary on the proxy.

Management expects that the nominees will be available for election. However, if a nominee is not a candidate when the election occurs, your proxy will be voted to elect another nominee to be designated by the Nominating and Corporate Governance Committee of the Board to fill any vacancy. Business experience and qualifications on these nominees and the other members of the Board is presented in this Proxy Statement under the caption “Business Experience and Qualifications of Board Members.”

Vote Required: The three nominees for election as directors of the Company who receive a majority number of “FOR” votes cast at the meeting (either at the virtual Meeting or by proxy) will be elected as directors.

FactSet’s Board recommends that: •Siew Kai Choy, Lee Shavel, and Joseph R. Zimmel each be elected to serve a three-year term expiring in concurrence with the Annual Meeting of Stockholders for 2024.

26 2021 Proxy Statement

AUDIT COMMITTEE REPORT

The Board has charged the Audit Committee with a number of responsibilities, including review of the adequacy of our financial reporting, accounting systems and controls. The Board has reviewed independence for audit committee members as defined by both the NYSE and NASDAQ and has determined that each member of the Audit Committee met each listing’s standard. The Audit Committee has a direct line of communication with FactSet’s independent registered public accounting firm.
The responsibilities of the Audit Committee are set forth in its charter, which is available on our website at
https://investor.factset.com.
In fulfilling its responsibility, the Audit Committee discusses with the Company’s independent registered public accounting firm the overall scope and specific plans for their audit. The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP the audited consolidated financial statements contained in our Fiscal 2021 Annual Report on Form 10-K. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees. Such review included discussions concerning the quality of accounting principles as applied and significant judgments affecting our consolidated financial statements. Lastly, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP concerning such auditors’ independence from FactSet and has discussed with Ernst & Young LLP its independence, as required by the Public Company Accounting Oversight Board.
In reliance on the reviews and discussions conducted with management and the independent public auditors, the Audit Committee has recommended to the Board and the Board has approved the inclusion of the audited consolidated financial statements for the fiscal year ended August 31, 2021 in our Fiscal 2021 Annual Report on Form 10-K for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Lee Shavel, Chair
Robin A. Abrams
Siew Kai Choy
Sheila B. Jordan
Joseph R. Zimmel

2021 Proxy Statement 27

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Beginning with the audit of FactSet’s 2014 fiscal year, Ernst & Young LLP has served as our independent registered public accounting firm. Their initial appointment was ratified by stockholders at our 2013 Annual Meeting. The Audit Committee has again appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2022, and the Board has recommended ratification of that appointment to the stockholders of the Company. A representative from Ernst & Young LLP will attend the Meeting to respond to appropriate questions and make a statement should they desire to do so.

Independent Registered Public Accounting Firm’s Fees and Services

The following table shows the total fees billed or accrued for professional services provided to us by Ernst & Young LLP for the fiscal years ended August 31, 2021 and 2020.

	Fiscal 2021	Fiscal 2020
Audit fees(1)	$1,406,600	$1,322,760
Audit-related fees(2)	0	0
Tax fees(3)	40,000	0
All other fees(4)	3,600	2,200
Total	$1,450,200	$1,324,960
(1)Represents fees for professional services rendered for the integrated audit of our annual consolidated financial statements and of our internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports on Form 10-Q and for services that are normally provided by in connection with statutory and regulatory filings or engagements.
(2)Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)Tax fees were for services related to tax consulting services.
(4)All other fees represent fees for professional services other than the services reported above, including permissible consulting services and subscriptions to accounting research software.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During fiscal 2021 and 2020, all of the services provided by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with this policy.

The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP during fiscal 2021 and 2020, respectively, was compatible with maintaining the independence of the firm.

Audit Partner and Audit Firm Rotation

The Audit Committee’s policy is that the audit engagement partner should rotate off the Company’s account no less frequently than every five years. With respect to audit firm rotation, the Audit Committee believes that it is inappropriate to establish a fixed limit on the tenure of the independent auditor. Continuity and the resulting in-depth knowledge of the Company strengthen the audit. Moreover, the mandatory partner rotation policy expressed above, the normal turnover of audit personnel, the Audit Committee’s policy regarding the hiring of auditor personnel, and the Audit Committee’s practices restricting non-audit engagements of the independent auditor, all mitigate against any loss of objectivity that theoretically could arise from a long-term relationship. As a
28 2021 Proxy Statement

result of the partner rotation policy, a new Ernst & Young LLP partner rotated onto our account for our 2019 fiscal year, replacing a lead engagement partner that served our account for the prior five fiscal years. As provided in the Audit Committee’s charter, the Audit Committee regularly evaluates its independent registered public accounting firm. The Audit Committee will periodically consider alternatives to ensure that the Audit Committee and our stockholders are receiving the best audit services available.

Auditor Independence

As noted in the Audit Committee charter and in the Audit Committee Report, Ernst & Young LLP, the independent auditor, reports directly to the Audit Committee and the Audit Committee is charged with evaluating the independent auditor's independence.

FactSet’s Board recommends that you vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2022.

2021 Proxy Statement 29

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) section describes the general objectives, principles and philosophy of our executive compensation program, focused primarily on the compensation during fiscal 2021 of our Named Executive Officers (“NEOs”) who are listed as follows:

F. Philip Snow:	Chief Executive Officer
Helen L. Shan(1):	Executive Vice President and Chief Revenue Officer
Goran Skoko(2):	Executive Vice President, Managing Director EMEA and Asia Pacific, Head of Research & Advisory Solutions
Gene D. Fernandez:	Executive Vice President, Chief Technology and Content Officer
Rachel R. Stern:	Executive Vice President, Chief Legal Officer, Global Head of Strategic Resources and Secretary
1.    Ms. Shan served as our Chief Financial Officer during the entire 2021 fiscal year and through October 4, 2021.
2.    During fiscal 2021, Mr. Skoko served as Executive Vice President, Managing Director EMEA and Asia Pacific, Head of Wealth Solutions.

Executive Summary

Our fiscal 2021 results and NEO compensation decisions continue to illustrate the application of our pay-for-performance philosophy, with NEO pay being driven by another year of solid financial performance, as well as continued positive developments in other significant areas of our operation, such as: our evolving diversity, equity and inclusion ("DE&I") program; our response to the COVID-19 pandemic and our efforts to ensure employee safety; our environmental sustainability efforts; our employee engagement; our corporate responsibility activities; and continued developments in our compensation governance structure, including adoption of new executive and director stock ownership and holding guidelines.

Our Business and Strategic Overview

FactSet is a global financial data and analytics company with open and flexible technology and a purpose to drive the investment community to see more, think bigger, and do their best work. Our strategy is to become the leading open content and financial analytics platform in the industry that delivers differentiated advantage for our clients’ success.

For over 40 years, the FactSet platform has delivered expansive data, sophisticated analytics, and flexible technology that global financial professionals need to power their critical investment workflows. Over 160,000 asset managers and owners, bankers, wealth managers, corporate firms, including private equity and venture capital firms, and others, use our personalized solutions to identify opportunities, explore ideas, and gain a competitive advantage, in areas spanning investment research, portfolio construction and analysis, trade execution, performance measurement, risk management, and reporting across the investment lifecycle.

We provide financial data and market intelligence on securities, companies and industries to enable our clients to research investment ideas, as well as offering them the capabilities to analyze, monitor and manage their portfolios. We combine dedicated client service with open and flexible technology offerings, such as a configurable desktop and mobile platform, comprehensive data feeds, cloud-based digital solutions, and application programming interfaces (APIs). Our revenue is primarily derived from subscriptions to our products and services such as workstations, portfolio analytics, and market data.

We advance our industry by comprehensively understanding our clients’ workflows, solving their most complex challenges, and helping them achieve their goals. By providing them with the leading open content and analytics platform, an expansive universe of concorded data they can trust, next-generation workflow support designed to help them grow and see their next best action, and the industry’s most committed service specialists, FactSet puts our clients in a position to outperform.

Client needs and market dynamics continue to evolve at an accelerated pace with an increasing demand for differentiated, personalized, and connected data, an ongoing shift to multi-asset class investing, and cost rationalization, as the shift from active
30 2021 Proxy Statement

to passive investing continues. Clients are seeking new cloud-based solutions that enable self-service and automation, open and flexible systems, and increased efficiencies when integrating and managing data as part of their own broader digital transformations.

FactSet’s strategy focuses on building the leading open content and analytics platform that delivers differentiated advantages for our clients’ success – in keeping with our purpose of enabling the investment community to see more, think bigger and do their best work. We want to be the trusted partner of choice for clients, to anticipate their needs and provide them with the most innovative solutions to make them more efficient. This includes transforming the way our clients discover, decide, and act on an opportunity using our digital platform; purposefully increasing our pace and speed to market by streamlining how we work; and investing in our future workforce.

At the center of our strategy is the relentless focus on our clients and their FactSet experience. We want to be a trusted partner and service provider, offering hyper-personalized digital products for clients to research ideas, uncover relevant insights, and leverage cognitive computing to help get the most out of their data and analytics. Additionally, we continually evaluate business opportunities such as acquisitions and partnerships to help us expand our capabilities and competitive differentiators across the investment portfolio lifecycle.

Performance Highlights for Fiscal 2021

In fiscal 2021, FactSet continued the solid execution which has resulted in consistent growth and returns for our stockholders. Among the many FactSet accomplishments in fiscal 2021 compared to fiscal 2020:

▪Revenues increased 6.5% to $1.59 billion, up 6.3%1 organically, marking our 41st consecutive year of increase.
▪Annual Subscription Value ("ASV") plus Professional Services was $1.69 billion at August 31, 2021, compared with $1.56 billion at August 31, 2020. Organic ASV plus Professional Services was $1.68 billion at August 31, 2021, up 7.2% from the prior year.
▪Diluted earnings per share ("EPS") increased 7.4% to $10.36. Adjusted diluted EPS increased 3.0%1 to $11.201. This marks the 25th consecutive year that we have increased our adjusted diluted EPS.
▪Net cash provided by operating activities totaled $555.2 million. Free cash flow increased 15.3%1 to $493.9 million1.
▪Client count increased by 9.8% or 578 during the year to 6,453 as of August 31, 2021.
▪User count grew by 14.0% or 19,796 from the prior year to 160,932 at August 31, 2021.

2021 Proxy Statement 31

▪Annual ASV retention was greater than 95%. When expressed as a percentage of clients, annual retention improved to 91% year-over-year.
1.Organic revenue, Adjusted diluted EPS and Free cash flow are non-GAAP financial measures. For a reconciliation to the most directly corresponding GAAP figures, refer to "Results of Operations, Non-GAAP Financial Measures" in Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our fiscal 2021 Annual Report on Form 10-K.
▪In May 2021, we increased our quarterly dividend by $0.05 or 6.5% per share to $0.82, marking the 22nd consecutive year we increased our dividends, highlighting our continued commitment to returning value to stockholders.
▪We returned $382.6 million to stockholders in the form of share repurchases and dividends during the fiscal year, representing a return of 69% as a percentage of free cash flow and proceeds from employee stock plans.
▪Since 2017, we have repurchased 5.6 million shares for approximately $1.3 billion under our share repurchase program and paid approximately $0.5 billion in dividends, for an approximate total return of $1.8 billion to our stockholders. This return represents a five year average cash return of 81% as a percentage of free cash flow and proceeds from employee stock plans.

Continued Returns to Stockholders
▪We continued to make significant developments in our ESG efforts, including our evolving DE&I program, our response to the COVID-19 pandemic and our efforts to ensure employee safety, our environmental sustainability efforts, our employee engagement, and our corporate responsibility activities. See "Corporate Governance - Corporate Sustainability" above.

▪We completed the acquisitions of ESG data company Truvalue Labs, BTU Analytics, a leading provider of North American renewables, power, oil, and natural gas data and analytics, and Cabot Investment Technology, an analytics platform that generates behavior-based insights and skills quantification for asset managers and asset owners.

▪We launched new data and technology solutions, including an integration with Microsoft Teams, a joint ESG offering with Ping An Insurance (Group) Company of China, Ltd., and the availability of FactSet Concordance Service on Snowflake.

▪We furthered our wealth management business with multiple wins, including being selected by Raymond James Ltd. as its market data provider for financial advisors in Canada. We were also selected by the Royal Bank of Canada to be the primary market data and technology provider for its entire wealth management organization.

▪We launched Truvalue Lab's ESG content in the Japanese market by integrating it into Smartplus' Wealth Wing, one of the leading Japanese wealth management platforms.

32 2021 Proxy Statement

▪During our 2021 fiscal year, our data and solutions received top honors in more than 30 industry awards competitions and rankings. We're honored to be recognized by so many prestigious organizers and media outlets across our breadth of workflow solutions and data types and thank our clients for their support and all of our FactSet employees who work to develop, innovate and support our data and workflow solutions that address the ever-evolving needs of our clients. The recognitions span a variety of workflows including research, risk, performance, trading, and wealth management. Highlights include:

•Alternative Data Vendor of the Year, Risk.net Markets Technology Awards 2021
•Best Alternative Data Consolidator, A-Team TradingTech Insight Awards USA 2021
•Best Alternative Data Initiative, Inside Market Data + Inside Reference Data Awards 2020
•Best Alternative Data Provider, Inside Market Data + Inside Reference Data Awards 2021
•Best Alternative Data Provider, Waters Rankings 2021
•Best Client Reporting Solution, FundTech Awards 2020
•Best ESG Data Provider, Inside Market Data + Inside Reference Data Awards 2021
•Best Overall Data or Service Provider, Inside Market Data + Inside Reference Data Awards 2021
•Best Performance Measurement and Attribution System Provider, Waters Rankings 2021
•ESG Data Provider of the Year, Environmental Finance's Sustainable Investment Awards 2021
•Most Innovative Smart Desktops, A-Team Innovation Awards 2021

2021 Proxy Statement 33

ASV plus Professional Services Growth is one of the primary metrics we use to measure our performance, and it is a key measure used in our annual incentive plan. We believe that this measurement is useful as an indication of our future growth and sustainable performance. As illustrated in the graph below, our ASV plus Professional Services has grown by over 26% since 2017 and has been strongly correlated with stock price growth.

Compensation Governance Developments

We are continually reviewing and improving our compensation governance process and procedures. During fiscal 2021, we adopted new executive and director stock ownership and holding guidelines that require our non-employee directors and certain of our senior executives, including all of our NEOs, to maintain a material personal financial stake in FactSet to promote a long-term perspective in managing the enterprise and to align stockholder, executive and director interests. See "Stock Ownership and Holding Guidelines" below.

Compensation Philosophy

Pillars of our Compensation Philosophy

Our compensation philosophy and principles have remained steadfast over time, but we continue to evolve our compensation programs to meet these needs in a competitive rapidly changing global environment. We have two key pillars to our compensation philosophy:

Our executive compensation is structured to encourage management decisions and behaviors that align with the long-term interests of our stockholders.
To achieve our strategic goals, we design our compensation program to attract, motivate and retain employees who can successfully execute our strategy.
34 2021 Proxy Statement

Our Compensation Principles

At the heart of our compensation program are six principles that govern the design of our compensation program. The Compensation and Talent Committee works to embed these principles across the various elements of our executive compensation.

     The overall employee value proposition transcends compensation, to include our work environment, professional development, employee well-being, a high-performance culture, and challenging work opportunities.

     We pay for performance as measured by our collective operating performance as a company and individual performance toward executing our strategy, accelerating growth, and contributing to company-wide results.

     Performance is evaluated, not only on what goals are achieved over the short and long term, but also on how they are achieved, specifically to maintain the strong culture and the collaborative mindset that continues to be critical to our success.

We believe in paying not only for our operating results but also for progress in building our foundation in ways that position FactSet for future growth.
We believe our compensation program promotes a long-term ownership mindset and attracts, motivates and retains our talent who drive stockholder value over time.
     We establish total compensation packages for different roles that balance external market pay competitiveness with an internal framework considering the contribution within our organization. Compensation includes cash elements which are targeted to be in line with the market and equity opportunities that can be worth substantially more as we grow and achieve targets in line with our strategic plans.

Role of the Compensation and Talent Committee

The Compensation and Talent Committee of the Board oversees our executive compensation program, including the evaluation and approval of the compensation plans, policies and programs offered to our CEO, NEOs and the CEO’s other direct reports. The Compensation and Talent Committee operates under a written charter adopted by the Board, and is comprised entirely of independent, non-employee directors.

Stockholder Engagement and Say on Pay

Management and the Board make themselves available to investors to have a continuing dialogue and to receive any feedback our stockholders may have to better understand their opinions regarding our governance and compensation plans. Our Board is focused on increasing outreach to our investors during the 2022 fiscal year to gather more direct feedback on governance and compensation matters.

2021 Proxy Statement 35

Historically, we have received extremely high approval percentages for our executive compensation programs. At our 2020 Annual Meeting, 96.7% of the votes were cast “FOR” approval of our executive compensation program. This continues the trend of high rates of stockholder support for our executive compensation programs, which has seen approval levels in excess of 95% at all of our Annual Meetings since 2016. We believe the results of these votes affirm the support of our stockholders for our executive compensation programs. Despite these high scores, we believe that we can continue to enhance our compensation programs to establish an even more solid tie between pay and performance.

Compensation Governance Features
We employ several best practice compensation governance policies and practices. Below is a summary of “what we do” and “what we don't do” in terms of compensation governance.

What we do:	What we don't do:
•Pay for performance with focus on long-term value creation	•No employment contracts for NEOs
•Quantitative company performance measures	•No officer hedging or pledging of FactSet stock
•Clawback policy that covers both long-term and short-term incentive awards	•No significant perquisites or benefits
•Annual risk assessment of pay programs and structure	•No excise tax gross ups
•Annual say-on-pay vote	•No “evergreen” annual share increase provision in our equity stock plans
•Double-trigger change of control vesting provisions	•No repricing of stock options
•Independent compensation consultant for the Compensation and Talent Committee with only independent directors	•No discount from fair market value permitted in setting the exercise price of stock options
•Robust stock ownership requirements for NEOs and other members of management	•No pensions or supplemental executive retirement, health or insurance benefits
•Discourage imprudent risk taking	•No dividends paid on performance share units or restricted share units unless they vest
•Executive severance plan covering NEOs and other members of management	•No individual severance or change-in-control agreements with NEOs and other members of management

Fiscal 2021 Compensation Structure and Incentive Program Changes

For fiscal 2021, the Compensation and Talent Committee remained focused on implementing changes consistent with our executive compensation philosophy and principles and continuing the compensation plan design themes implemented as a result of a comprehensive executive officer total compensation market review performed by Farient Advisors, LLC, independent compensation consultant to the Compensation and Talent Committee, in fiscal 2020.

This review included, among other items, an analysis of compensation levels (e.g., competitiveness of base salary, annual incentive, and long-term incentives) and incentive program design (e.g., annual incentive program targets and measures, long-term incentive plan targets, compensation methods, and performance measures). The purpose of the competitive review and discussions were to ensure that our compensation programs:
•are consistent with competitive market practices and compensation levels;
•support our go-forward business strategy; and
•align with our compensation philosophy, principles and pay-for-performance mindset.
36 2021 Proxy Statement

Based on this detailed compensation study, we found a significant competitive pay gap, which we began to deal with in fiscal 2020 and continued to address when designing our fiscal 2021 compensation program. We also took into account that the competition for talent is increasing while we need to be equipped to recruit and retain the top talent that will help us accomplish our long-term goals.

As a result, for fiscal 2021, we made the following changes to our compensation program at the NEO level for the business rationales listed below.

Change	Business Rationale
Continued to revise the mix of salary versus short-term incentive
•Increased salaries and reduced short-term incentive plan targets as a percentage of salary, bringing the executives closer to market-competitive (50th percentile) salary levels and allowing us the ability to better attract and retain talent
•Maintains a direct link to performance and continued push for greater performance throughout the year

Continued to increase the amount of long term incentive, particularly performance-based long-term incentive, as a component of total compensation
•Increased long-term incentive plan targets closer to 50th percentile levels, lessening the pay gap between the value of FactSet's long-term award grant value versus the market
•Focuses executive efforts on specific long-term financial goals
•Value of future earned reward is tied to both financial performance and stock price
•Ties executive compensation to financial metrics that drive long-term stockholder value

Revised leverage percentages (threshold and stretch) for the short-term incentive program for all members of the executive team
•Expanded leverage range to 50% to 150% from 75% to 125% for short-term incentive program, expanding pay opportunity for stretch performance to create increased incentive for executives to achieve short-term financial targets, while reducing risk of undue pressure in plan design by lowering the performance required to achieve a reduced threshold level of payment

Adjusted weightings of various elements within the short-term incentive program
•Increased ASV plus Professional Services Growth and decreased Adjusted Operating Margin weighting in company performance component
•Reduced individual performance component from 20% to 10% of short-term incentive this year to increase focus on teamwork, emphasize corporate financial performance and drive strategic objectives
•For strategic workflow executives, decreased company component from 50% to 45% of short-term incentive and increased strategic workflow component from 30% to 45% of short-term incentive to drive increased focus on areas within the executives' control

2021 Proxy Statement 37

Core Elements of Total Direct Compensation

In making compensation decisions, the Compensation and Talent Committee has sought to reinforce the correlation between FactSet’s performance and executive compensation. The Compensation and Talent Committee has designed the executive compensation program to motivate, retain, engage and appropriately reward our executive officers. Individual compensation levels for NEOs are based on FactSet's collective and strategic workflow operating performance and individual performance toward executing FactSet’s strategy, accelerating growth, and contributing to company-wide results. By encouraging NEOs to strive for outstanding individual and team performances, they are expected in turn to drive the positive performance of FactSet as a whole.

The core elements of our NEOs’ compensation package consist of base salary, annual incentive and long-term incentive, which we collectively refer to as "Total Direct Compensation." Incentive awards are composed of a mix of annual incentives in the form of cash and long-term incentive equity grants, which may include stock options, performance share units, and restricted share units. Taken together, Total Direct Compensation is tied to performance and closely linked to long-term growth, achievement of financial objectives, and stock price appreciation.

Total Compensation Element	Payment Form	Performance Measure	Strategy & Performance Alignment
Base Salary	Cash	•Intended to be competitive to attract and retain key employees

•Reviewed on an annual basis and is periodically adjusted to be based on individual performance and contributions, market trends, and competitive position

•There is no formula to review base salaries, and no one factor is weighted more heavily than another

Annual Incentive	Cash
Company Performance (90%)
•For corporate leadership, ASV plus Professional Services Growth and Adjusted Operating Margin
•For strategic workflow heads, ASV plus Professional Services Growth and Adjusted Operating Margin on a company-wide level, plus strategic workflow financial performance
•Minimum level of performance required for financial component of annual incentive
Individual Goals (10%)
•Key goals established for each NEO

•Rewards and recognizes annual accomplishment of key financial objectives

•Performance measures aligned with FactSet’s growth, both on a company-wide and strategic workflow basis

•Specified performance achievements required to fund incentive payments. If one or more components of performance does not reach threshold level, some or all of the financial target portion of the annual incentive would not be paid to NEOs unless the Compensation and Talent Committee were to do so in its discretion

•Key individual goals are within the NEO’s area of responsibility and assessed annually

38 2021 Proxy Statement

Long-Term Incentives	Stock Options	•Stock price

•Increases alignment with stockholder interests

•Promotes an ownership mindset, as the awards can greatly increase in value as long as there is stock price appreciation

•NEOs only benefit if our stock price appreciates from the date of grant of the award

•Five-year vesting period encourages retention and long-term horizon

Long-Term Incentives	Performance Share Units	Company Performance •Adjusted Cumulative Operating Earnings •Adjusted Cumulative Revenues Stock Price
•Rewards and recognizes accomplishment of key financial objectives over a three-year period corresponding to FactSet's current three-year plan

•Performance measures aligned with FactSet’s growth

•Aligns with stockholder interests as the awards can greatly increase in value when there is stock price appreciation

Long-Term Incentives	Restricted Share Units	•Stock price

•Increases alignment with stockholder interests

•Promotes an ownership mindset, as the awards can greatly increase in value when there is stock price appreciation

•Three to five year vesting period encourages retention and long-term horizon

Significant Percentage of Executive Pay is at Risk

Since executive compensation is delivered principally in the form of annual and long-term incentive awards, a significant portion of executive pay is at risk and dependent on our future performance.

Our long-term incentive awards in the form of stock options derive value directly from price appreciation in our common stock, which is, in most respects, a reflection of our performance and directly linked to stockholder returns. The stock option awards have no value if our common stock price does not appreciate prior to expiration of the stock options.

Our long-term incentive awards in the form of performance share units derive value only when we achieve the specified performance goals required for the performance share units to vest. Achievement of these goals reflects successful company performance furthering FactSet's long-term strategy and is indirectly linked to stockholder returns. The performance share units

2021 Proxy Statement 39

have no value if we do not achieve the threshold performance targets specified in the performance share unit grants and have increased value if our common stock price appreciates and if actual performance exceeds target performance levels.

Our long-term incentive awards in the form of restricted share units derive value from the value of our common stock, especially from price appreciation in our common stock, which is, in most respects, a reflection of our performance and directly linked to stockholder returns. Our restricted share units have increased value if our common stock price appreciates.

The below pay mix charts represent the proportion of target Total Direct Compensation for our NEOs in fiscal 2021 attributed to base salary, target annual incentive opportunity, and target long-term incentives, including stock options, performance share units and restricted share units. The pay mix chart for NEOs represents the average target pay mix for the NEOs reported below in our Summary Compensation Table who were employed for the full 2021 fiscal year.

Fiscal 2021 Policies and Practices

Pay is not only based on current operating results, but also rewards progress towards future growth

A substantial portion of NEO compensation is subject to achieving both short-term and long-term performance objectives that enhance stockholder value. FactSet is focused on ASV plus Professional Services Growth and Adjusted Operating Margin for our annual plan metrics. ASV plus Professional Services Growth is reflective of future sustainable performance and is a strong indicator of growth over the long term. Adjusted Operating Margin is reflective of profitable growth on a going forward basis.

Cash incentive compensation rewards annual (short-term) performance, while equity-based compensation promotes an ownership mindset (long-term). The allocation between annual incentive compensation and long-term equity compensation is based primarily on an evaluation of an executive’s overall role and contributions to FactSet, taking into account competitive practices. Equity-based compensation, specifically stock options, performance share units and restricted share units, represents a significant portion of total compensation for our NEOs. With stock options, NEOs only benefit if our stock price appreciates from the date of grant of the award. With performance share units, NEOs will derive value only if the threshold performance metrics established in the performance share unit award are satisfied and will receive increased value if our common stock price appreciates. With restricted share units, NEOs benefit more if the price of our common stock increases over the vesting period. The Compensation and Talent
40 2021 Proxy Statement

Committee has viewed options as a method, not only of encouraging the NEOs to drive performance in the long-term, but also of encouraging the retention of executives through the five-year option vesting schedule, which is longer than typical market practice.

The interests of NEOs as owners of stock and holders of long-term equity awards have been aligned in the past with those of stockholders due in part to the large share ownership such executives already maintained or have an opportunity to build. Our introduction in fiscal 2021 of stock ownership guidelines that apply to our NEOs and certain other covered executives are intended to further this alignment between our NEOs and our stockholders. We performed our first compliance calculation under the stock ownership guidelines as of February 1, 2021, and informed our NEOs and other covered executives of the status of their holdings relative to these guidelines at that time. We will continue to do this assessment annually to assist our NEOs and other covered executives in meeting their ownership and holding guidelines. See "Stock Ownership and Holding Guidelines" below.

Total compensation packages for different roles that balance external market pay with an internal framework

Total compensation packages are established by balancing external market pay with an internal framework considering each employee's contribution and a focus on collaboration. The Compensation and Talent Committee determines annual compensation and annual stock-based incentive awards for the NEOs during the same time frame that it approves annual award pools for FactSet as a whole. For NEOs, compensation includes cash elements which are targeted to be relatively in line with the market and equity opportunities that can be worth substantially more as we grow and outperform the competition or internal plans.

Defined qualitative factors beyond the quantitative financial metrics

In addition to the financial metrics in the annual incentive plan, each NEO also has non-financial objectives that are set every year and focus the NEO’s efforts on specific business needs. These objectives may include leadership, talent development, commitment to diversity, equity and inclusion, sustainability efforts, special assignments, project management, governance objectives, engagement in global offices, exposure to employees, key clients, investors and analysts, and other specific individual performance objectives. The NEO’s achievement of certain goal levels as well as other accomplishments made during the year guide and influence the NEO’s salary, target annual incentive and equity award.

Attract and retain talented personnel

We operate in several highly competitive labor markets and must ensure that our total compensation package compares well with that offered by competitors in those markets. The Compensation and Talent Committee has designed executive compensation bearing in mind the compensation offered by other companies in the technology and financial information industry, to the extent such information is publicly available.

Decision-Making Process

Role of the Compensation and Talent Committee, Management, and Compensation Consultant

The Compensation and Talent Committee is responsible for reviewing and making decisions about executive policies and plans, including the amount of base salary, annual incentive and long-term incentive awarded to the NEOs, in accordance with FactSet’s established compensation philosophy. In addition, the Compensation and Talent Committee is responsible for administering the compensation plans in accordance with these objectives, strategy, and philosophy. In this process, the Compensation and Talent Committee evaluates information provided by its independent compensation consultant (Farient), our CEO, and other members of FactSet management. The Compensation and Talent Committee evaluates and approves various topics on an annual or as-needed basis, including, but not limited to, compensation levels and mix, compensation plan design, executive performance versus the plan, peer group, succession planning, and risk assessment.

In fiscal 2021, the Compensation and Talent Committee continued to engage Farient as its independent compensation consultant. Farient, our CEO, and other FactSet executives assist the Compensation and Talent Committee from time to time in its evaluation of compensation elements or program design by providing analysis, industry benchmarking information, historical information, year-over-year comparisons and clarifications regarding job duties and performance. Management also prepares reports that include, but are not limited to, topics such as succession planning, plan performance, annual objectives and goals, and other

2021 Proxy Statement 41

compensation practices. In fiscal 2021, Farient did an analysis of the peer group, compensation levels for the CEO (e.g., competitiveness of base salary, annual incentive, and long-term incentives), as well as incentive program design (e.g., annual incentive program targets and measures, long-term incentive plan targets, compensation methods, and performance measures).

FactSet has not entered into any employment agreements with our CEO or any of our NEOs and, as such, FactSet is not bound by any contractual salary, incentive grants or other compensation requirements for our CEO or any of our NEOs except for the FactSet Research Systems Inc. Executive Severance Plan. See "Executive Severance Plan and Equity Award Agreements" below. Perquisites have historically constituted a very small portion of each NEO’s total compensation, primarily representing the dollar value of matching contributions to the FactSet 401(k) Plan made by FactSet on behalf of each NEO.

Performance Evaluation

The CEO’s performance is reviewed annually by the Compensation and Talent Committee and the full Board and informs all pay decisions. The CEO annually reviews the performance of each executive officer who reports to him, including the NEOs. The Compensation and Talent Committee and CEO identify appropriate performance measures and propose performance objectives that are used in determining annual and long-term awards. More specifically, the Compensation and Talent Committee reviews materials outlining the individual performance of each executive officer reporting to the CEO, including the NEOs, with respect to their goals and objectives for the past year, measured against financial goals for FactSet’s performance as well as quantitative performance in the individual executive’s functional area. Management also provides the Compensation and Talent Committee with materials regarding the overall financial performance of FactSet as well as operational and strategic accomplishments during the fiscal year that are all evaluated to determine the amount of the annual incentive awarded.

Peer Group Review

The Compensation and Talent Committee is provided executive compensation data of similarly situated NEOs at companies determined to be comparable to FactSet by the Compensation and Talent Committee.

For fiscal 2021, the Compensation and Talent Committee utilized a peer group that was selected based on criteria including companies that reflect FactSet’s industry, business focus, size and global presence. The peer screening also incorporated a focus on good corporate governance practices. The peer group utilized by the Compensation and Talent Committee for fiscal 2021 was identical to the peer group used by the Committee for fiscal 2020.

Peer Companies:
	Black Knight, Inc.	IHS Markit Ltd. [2]
	Core Logic, Inc. [1]	Morningstar, Inc.
	CoStar Group, Inc.	MSCI, Inc.
	Envestnet, Inc.	RealPage, Inc. [3]
	Equifax, Inc.	Splunk Inc.
	Fair Isaac Corporation	TransUnion
	Gartner Inc.	Verisk Analytics, Inc.

1.Core Logic, Inc. was acquired by funds managed by Stone Point Capital and Insight Partners in June 2021 and is no longer a public company.
2.IHS Markit Ltd. announced in November 2020 that it intends to merge with S&P Global. According to IHS Markit, the transaction is expected to close during the fourth quarter of 2021.
3.RealPage, Inc. was acquired by Thoma Bravo, a private equity investment firm, in April 2021 and is no longer a public company.

42 2021 Proxy Statement

The following table indicates the revenue for the last completed fiscal year for FactSet and each of the companies in our peer group, as well as the market capitalization of FactSet and each peer company as of August 31, 2021 (the conclusion of our fiscal 2021 year).

Name*	Most Recent FY Revenue (in $ millions)	Market Cap as of 8/31/2021 (in $ millions)
IHS Markit Ltd.	4,287.80	48,072.64
Equifax Inc.	4,127.50	33,171.42
Gartner, Inc.	4,099.40	25,825.71
Verisk Analytics Inc	2,784.60	32,554.07
TransUnion	2,716.60	23,272.99
Splunk Inc.	2,229.39	25,058.05
MSCI Inc. Class A	1,695.39	52,316.23
CoStar Group, Inc.	1,659.02	33,468.50
FactSet Research Systems Inc.	1,591.45	14,241.69
Morningstar, Inc.	1,389.50	11,541.41
Fair Isaac Corporation	1,294.56	13,050.72
Black Knight, Inc.	1,238.50	11,852.19
Envestnet, Inc.	998.23	4,354.14

•Core Logic, Inc. and RealPage, Inc. are not included in this table as neither was a public company on August 31, 2021.

The Compensation and Talent Committee continually reviews the total target compensation for our NEOs against that of comparable executives of our peer group companies. When considering peer compensation levels, the Compensation and Talent Committee focuses on Total Direct Compensation comparisons, and continues to emphasize long-term equity. We believe that our pay mix is reflective of our goals of retaining top talent and aligning executives' interests with stockholder returns.

Additionally, the Compensation and Talent Committee utilized a reference peer group for compensation and governance practices for fiscal 2021 that includes companies that meet the peer group criteria but are larger than the peer group revenue range and are therefore not included in compensation level assessments. The reference peer group utilized by the Compensation and Talent Committee for fiscal 2021 was identical to the reference peer group used by the Committee for fiscal 2020. The reference peer group consists of:

Reference Peer Companies:
	Broadridge Financial Solutions	Nasdaq
	Fidelity National Information Services	S&P Global
	Intercontinental Exchange	Thomson Reuters
Moody's Corporation

Compiled Benchmark Data

Farient and FactSet management prepare benchmarking and competitive data with respect to historical compensation and our defined peer group and surveys of other companies. The Compensation and Talent Committee utilizes this information in connection with establishing NEO compensation programs and parameters. In determining fiscal 2021 compensation, the Compensation and Talent Committee was provided executive compensation data of similarly situated NEOs at the companies making up the identified peer group and surveys of other companies with respect to the compensation provided to the NEOs. The materials presented to the Compensation and Talent Committee detailed the compensation by type, including salary, annual incentive and equity awards.

2021 Proxy Statement 43

Compensation Approvals

The Compensation and Talent Committee reviews materials detailing the historical salary, annual incentive, total cash, equity awards and total compensation levels of our CEO, the other NEOs and other senior members of management who report directly to the CEO. The conclusions reached and recommendations made are based on performance reviews, including with respect to salary adjustments and annual and long-term incentive awards that are presented to the Compensation and Talent Committee for approval. The Compensation and Talent Committee then makes its determination as to the annual incentive, equity awards, and base salary. Management does not participate in this deliberation and the CEO is not present for discussions regarding his own compensation. During the same time frame, the Compensation and Talent Committee approves the total annual incentive and equity award pools for our operational areas as a whole, so that compensation to the NEOs is made in the larger context of compensation for all FactSet employees.

Elements of Compensation and Fiscal 2021 Performance

Our executive compensation program works to embed the goals and principles explained above across the various elements of compensation. The three major elements of executive officer compensation in fiscal 2021 were:

•Base salary;
•Annual cash incentive awards; and
•Long-term, equity-based incentive awards consisting of:
◦Stock option awards; and
◦Performance share unit awards.

Base Salary

Base salaries are intended to be sufficiently competitive to attract and retain key employees. The Compensation and Talent Committee reviews salaries on an annual basis and makes periodic adjustments to base salary based on individual performance and contributions, market trends, competitive position, recommendations of the CEO for his direct reports, and FactSet’s financial situation. The Compensation and Talent Committee does not use a fixed formula to review base salaries. The goal is to ensure that total compensation packages (including base salaries, annual incentives, and long-term incentives of the NEOs) generally remain competitive when compared to peer group companies.

Based on this review and the continued implementation of the recommendations arising from the comprehensive executive officer total compensation market review discussed above in "Fiscal 2021 Compensation Structure and Incentive Program Changes," the Compensation and Talent Committee concluded that the base salary structure for our NEOs needed to be revised for fiscal 2021 to be competitive with our peers and the market for similarly situated executives. The comprehensive executive officer total compensation market review indicated that our NEO base salary levels were significantly below those of our peers. Accordingly, base salaries for fiscal 2021 for our NEOs were increased as set out below. The fiscal 2021 increases bring our NEOs salaries closer to the midpoint of the comparable market-competitive range and allows us the ability to better attract and retain talent. In addition, the changes are intended to establish differentiation among our various NEOs based on individual role, scope and performance expectations. The increases in NEO salaries are also aimed at eliminating salary compression for employees below the executive level. As described below under "Annual Incentives," we implemented a corresponding reduction to our annual incentive plan target payments as a percentage of base salary for NEOs to limit the overall increase in Total Direct Compensation of our NEOs.

44 2021 Proxy Statement

NEO	2020 Base Salary	2021 Base Salary	Percentage Change
F. Philip Snow	$530,000.00	$650,000.00	22.6%
Helen L. Shan	$425,000.00	$475,000.00	11.8%
Goran Skoko	$350,000.00	$375,000.00	7.1%
Gene D. Fernandez	$375,000.00	$400,000.00	6.7%
Rachel R. Stern	$350,000.00	$375,000.00	7.1%

Annual Incentive

The Compensation and Talent Committee has designed an annual cash incentive program to stimulate and support a high-performance environment by focusing such incentive compensation on the attainment of qualitative and quantitative guidelines and by recognizing superior performance. Each NEO has objectives that are established during the year (or near the date of beginning in the current role) and reviewed with the NEO. Annual company-level and operational-focused performance goals, as appropriate, serve to motivate executives, enhance collaboration and increase stockholder returns by focusing executive performance on those measures identified as being key drivers of our short and long-term business results.

As described above under "Base Salary," we increased the base salary levels for our NEOs for fiscal 2021. In connection with this, we also implemented a reduction to our annual incentive plan payment targets as a percentage of base salary for fiscal 2021 for our NEOs to accommodate the fiscal 2021 increases in base salary, with the goal of keeping our overall NEO short-term compensation relatively consistent at target levels of fiscal 2021 performance.

NEO	2020 Total Annual Incentive Opportunity	2021 Total Annual Incentive Opportunity	Percentage Change in Total Annual Incentive Opportunity	2020 Total Annual Incentive Opportunity as a percentage of 2020 Base Salary	2021 Total Annual Incentive Opportunity as a percentage of 2021 Base Salary	Change in Total Annual Incentive Opportunity as a percentage of Base Salary
F. Philip Snow	$1,060,000.00	$975,000.00	(8.0)%	200%	150%	(25.0)%
Helen L. Shan	$450,000.00	$450,000.00	—%	106%	95%	(11.0)%
Goran Skoko	$400,000.00	$400,000.00	—%	114%	107%	(7.0)%
Gene D. Fernandez	$425,000.00	$425,000.00	—%	113%	106%	(6.0)%
Rachel R. Stern	$400,000.00	$400,000.00	—%	114%	107%	(7.0)%

During fiscal 2021, the Compensation and Talent Committee made revisions to certain elements of our annual cash incentive program:

•We revised the payment percentages for performance at threshold (50%) and stretch (150%) levels of performance for all members of our management team to create a broader range of potential payout than in past years. By comparison, the potential payments in the fiscal 2020 annual cash incentive program ranged from 75% at threshold to 125% at stretch.
•We reduced the individual performance component of the annual cash incentive program from 20% to 10% with the purpose of increasing focus on teamwork and corporate objectives. For corporate executives, this was accompanied by an increase in the Company performance component from 80% to 90%. For strategic workflow executives, the Company performance component was decreased from 50% to 45% of the annual cash incentive target and the strategic workflow component was increased from 30% to 45% of the target, with the goal of driving increased focus on the performance areas most within the executives' control.

2021 Proxy Statement 45

•We raised the relative weight of ASV plus Professional Services Growth, and lowered the relative weight of Adjusted Operating Margin, in measuring the performance component of the annual cash incentive program.

With respect to the portion of the annual incentive award that was attributed to company-wide ASV plus Professional Services Growth and Adjusted Operating Margin (90% for corporate management, 45% for strategic workflow management), the fiscal 2021 financial results for those measures were compared against the goals established at the beginning of the year and further adjusted during fiscal 2021 to take into account acquisitions made by FactSet during the fiscal year. The ASV plus Professional Services Growth metrics for fiscal 2021 (threshold, target and stretch) were above those set for our 2020 fiscal year annual incentive plan, reflecting our expectations for improved growth during fiscal 2021.

For fiscal 2021, we once again used ASV plus Professional Services Growth and Adjusted Operating Margin as the company-wide metrics for our annual incentive plan. These metrics maintain a focus on growth, with a balance between responsible growth and maintaining efficiency. ASV at any given point in time represents the forward-looking revenues for the next twelve months from all subscription services currently supplied to clients and includes professional services fees billed in the last twelve months. Professional Services are revenues derived from project-based consulting and implementation. Adjusted Operating Margin is calculated as Adjusted operating income divided by the sum of GAAP revenue plus the Deferred revenue fair value adjustment. Adjusted operating income is calculated by adding GAAP Operating income, Intangible asset amortization, Deferred revenue fair value adjustment, Impairment of investment and Other one-time items. These measures are publicly reported in our financial results.

For fiscal 2021, for members of strategic workflow management, a substantial component (45%) of their annual incentive plan was attributable to the performance of their respective strategic workflow solutions. Each strategic workflow was assigned a specific ASV plus Professional Services Growth and budget target at the beginning of the fiscal 2021 year, each of which varied by strategic workflows and was aligned with FactSet's overall financial plan. At year end, the fiscal 2021 financial performance was compared against the goals established at the beginning of the year. As Mr. Skoko was responsible for both a strategic workflow solution (Wealth Solutions) and a geographic area (EMEA and Asia Pacific), 45% of his annual incentive plan was attributable to the performance of the Wealth Solutions strategic workflow and 45% was attributable to the performance of our International operations in EMEA and Asia Pacific.

The fiscal 2021 annual incentive program also included an individual component for each NEO. For fiscal 2021, 10% of the annual incentive award for each NEO was based on the Compensation and Talent Committee’s subjective evaluation of the executives’ achievement of qualitative individual goals and other personal accomplishments set out in materials provided to the Compensation and Talent Committee by management. The 10% individual component of the fiscal 2021 annual incentive program reflects a decrease from the 20% weighting of individual metrics in the fiscal 2020 program structure, as the Compensation and Talent Committee intended for NEOs to increase their focus on teamwork and corporate objectives in fiscal 2021.

The Compensation and Talent Committee agreed on the NEOs’ performance and related compensation through discussions with the CEO and in conjunction with its review of the performance of FactSet as a whole. The Compensation and Talent Committee determined the actual size of annual incentive payments awarded to each of the NEOs.
46 2021 Proxy Statement

For fiscal 2021, the annual incentive goals and actual performance against these goals for corporate leadership (including Mr. Snow, Ms. Shan, Mr. Fernandez and Ms. Stern) were as follows:

Measures	Weighting	Elements of Measurement	Base Performance	Target Performance	Stretch Performance	Actual Performance
Corporate Performance	90%	ASV + Professional Services Growth (67%)	$63.3M	$90.4M	$117.4M	$115.1M
		Adjusted Operating Margin (33%)	30.6%	32.3%	34.0%	32.5%
Key Goals (Individual)	10%		Base Rating	Target Rating	Stretch Rating	Varies
Payout as a Percent of Target			50%	100%	150%

In fiscal 2021, FactSet achieved ASV plus Professional Services Growth of $115.1 million and Adjusted Operating Margin of 32.5% and, as a result, 132.7% of the annual incentive award based on corporate performance was paid out.

For fiscal 2021, the annual incentive goals for Mr. Skoko and actual performance against these goals were as follows:

Measures	Weighting	Elements of Measurement	Base Performance	Target Performance	Stretch Performance	Actual Performance
International Performance	45%	ASV + Professional Services Growth	Threshold International Performance	Target International Performance	Stretch International Performance	119% of Target Performance
Wealth Solutions Strategic Workflow Performance	45%	ASV + Professional Services Growth & Budget Target	Threshold Workflow Performance	Target Workflow Performance	Stretch Workflow Performance	115% of Target Performance
Key Goals (Individual)	10%		Base Rating	Target Rating	Stretch Rating
Payout as a Percent of Target			50%	100%	150%

Based on this evaluation, 117% of the annual incentive award based on strategic workflow performance was paid out to Mr. Skoko.

The Compensation and Talent Committee reviewed the personal goals for each NEO, as well as individual accomplishments of each NEO, in determining the total annual incentive relating to the 10% of the annual incentive award based on satisfaction of key goals. All of our NEOs have as part of their individual goals to champion diversity, equity and inclusion at FactSet. In addition, the fiscal 2021 individual goals of each NEO were as follows:

•Mr. Snow’s goals: Deliver financial performance in line with the stretch performance goals approved by the Board, including developing plans early in the fiscal year to credibly achieve these goals; continue to strengthen the FactSet executive team, including completing the search for a new Chief Revenue Officer ("CRO") to revitalize sales operations; and execute on go to market plans based on the new capabilities created from the significant investments made over the past several years.

2021 Proxy Statement 47

•Ms. Shan's goals: Chair the Company's Operating Committee; drive key operational and transformation programs; execute on FactSet's Pricing Program; play an active role in establishing strategy and growth initiatives; and transition into the CRO role.
•Mr. Skoko's goals: Drive the Advisor Dashboard initiative, placing an advisor’s entire book of business at their fingertips, supporting management of portfolios at scale; create a seamless process for wholesalers in asset management firms to offer models to prospects of advisors; and meet rising need for risk oversight within Wealth Management.
•Mr. Fernandez’s goals: Reimagine the content collection process with an automation-first approach; build an industry-leading digital foundation that reduces time to market for new products and growth at scale; partner within the organization to develop innovations that drive adoption among clients; and support the enterprise hosting SOC 2 certification.
•Ms. Stern's goals: Execute on duties as Chief Legal Officer; lead real estate strategy; provide oversight and administration of Centers of Excellence; and support the enterprise hosting SOC 2 certification.

In addition, for Ms. Shan and Mr. Skoko, the Compensation and Talent Committee took into consideration that, in addition to their roles at the start of fiscal 2021, when their financial targets and individual goals were set, they each assumed substantial additional duties and responsibilities during the year. Mr. Skoko oversaw our Sales function for a large portion of the year, in addition to his responsibility for our Wealth Solutions strategic workflow and our International operations. Ms. Shan then took on the responsibility for our Sales function, in addition to her Chief Financial Officer ("CFO") duties, when she assumed the role of CRO in May 2021.

The Compensation and Talent Committee considered all the above, including the financial results for the target measures, the financial guidelines, the recommendations and evaluation by the CEO of the other NEOs, the achievement of individual goals and other personal accomplishments, and overall FactSet performance for the 2021 fiscal year. Using this total mix of information, the Committee made the following awards for the NEOs for fiscal 2021:

	Total Annual Incentive Opportunity	Total Annual Incentive Percentage Awarded	Total Annual Incentive Paid
F. Philip Snow	$975,000.00	135%	$1,320,000.00
Helen L. Shan	$450,000.00	139%	$625,000.00
Goran Skoko	$400,000.00	125%	$500,000.00
Gene D. Fernandez	$425,000.00	128%	$545,000.00
Rachel R. Stern	$400,000.00	129%	$517,000.00

For Mr. Snow, the Compensation and Talent Committee’s decision was based in part on its review of FactSet's strong fiscal 2021 financial performance, including that ASV plus Professional Services Growth exceeded target expectations. The Committee also evaluated Mr. Snow's overall leadership of the FactSet organization. The Committee put an emphasis on: Mr. Snow's continuing to drive high levels of employee engagement, even as the Company's employees largely continued to work remotely; his bolstering the leadership of the Company and building a team of diverse talent; and his shaping FactSet's culture with an emphasis on accountability, execution and inclusion.

Long-Term Incentive

A significant portion of total compensation for each NEO consists of long-term, equity-based incentive compensation. The Compensation and Talent Committee determines the types and size of the long-term, equity-based incentives according to each NEO’s position within FactSet, competitive benchmarking, performance and contributions to FactSet. Our philosophy is built on the principles that equity compensation should seek to align executives' actions with stockholder interests; attract, retain, and motivate highly qualified executives; and balance the focus on short and longer-term performance objectives. The Compensation and Talent Committee considers each NEO’s performance history, his or her potential for future advancement, the CEO’s recommendations for awards (other than the CEO's own) and the value of existing vested and unvested outstanding equity awards in making its determination. The relative weight given to each of these factors varies among individuals at the Compensation and Talent Committee’s discretion.

48 2021 Proxy Statement

For fiscal 2021, the long-term, equity-based incentive awards issued as part of our annual equity grant to our NEOs consisted of stock options and performance share unit awards, with each NEO being granted a long-term incentive award comprised of 50% service-based stock options and 50% performance share units. The Compensation and Talent Committee has traditionally utilized stock option grants as its primary long-term, equity-based incentive tool, and believes that these have been generally successful in aligning management and stockholder interests. However, with FactSet's focus on implementing its three-year strategic business plan, the Compensation and Talent Committee felt that it was appropriate to include a form of award that was more closely correlated to this time frame and would align our senior leaders with the specific corporate goals related to this critical three-year strategic plan.

The performance share units tie our executives to our long-term financial goals, which are key drivers of long-term sustainable stockholder value. We anticipate that the performance share units will provide greater transparency for plan participants as well as for stockholders. The long-term incentive program should provide a strong balance between stock options and performance share units, effectively creating line-of-sight to drivers of value and value creation overall. In addition, the Compensation and Talent Committee felt that inclusion of the performance share unit awards was a way to incorporate a form of performance-based equity award to our overall compensation package. The Compensation and Talent Committee believed that providing a mix of options and performance share units at this time was the most effective way to promote equity ownership by the NEOs, reward them for solid operating performance and provide a retention incentive.

The value of the long-term incentive awards granted to each NEO in fiscal 2021 were greater than those awarded to our NEOs in fiscal 2020. The Compensation and Talent Committee felt that an increase in long-term incentive awards was the most appropriate method to fill a competitive total compensation gap between FactSet and the market, particularly when the long-term incentives being awarded incorporated a substantial performance-based component in the form of the performance share units.

NEO	2020 Total Long Term Incentive Opportunity	2021 Total Long Term Incentive Opportunity[1]	Percentage Change
F. Philip Snow	$3,000,000.00	$3,500,000.00	16.7%
Helen L. Shan	$1,200,000.00	$1,350,000.00	12.5%
Goran Skoko	$600,000.00	$700,000.00	16.7%
Gene D. Fernandez	$600,000.00	$700,000.00	16.7%
Rachel R. Stern	$600,000.00	$700,000.00	16.7%

1.Total long-term incentive opportunity for 2021 consists of 50% service-based stock options and 50% performance share units.

Stock Option Awards

For fiscal 2021, the NEOs received 50% of their annual equity award in the form of service-based stock options. These grants vest 20% per year on the anniversary date of the grant over a five-year period, consistent with the terms of our recent annual stock option grants. Stock options have been intended to align incentives with long-term stock performance and the interests of stockholders and act as a motivational and retention tool. All NEOs received their stock option grant on November 9, 2020. Each stock option had an exercise price of $316.71 per share. The dollar value of each stock option award was converted on the grant date to a fixed number of stock options for each NEO using a stock option pricing formula.

In addition to this annual grant of stock options, Ms. Shan also received an additional grant of stock options in May 2021 in connection with her appointment as our CRO. See "May 2021 Equity Grant to Ms. Shan" below.

Performance Share Unit Awards

For fiscal 2021, the NEOs received 50% of their annual equity award in the form of performance share unit awards. The performance share unit awards are focused on creating visibility to outcomes that should drive long-term value creation, based on three-year cumulative performance. The performance share units have been designed to align incentives with long-term stock performance and the interests of stockholders and act as a motivational and retention tool.

2021 Proxy Statement 49

In addition to this annual grant of performance share units, Ms. Shan also received an additional grant of restricted share units in May 2021 in connection with her appointment as our CRO. See "May 2021 Equity Grant to Ms. Shan" below.

Each performance share unit represents the right to receive one share of FactSet common stock, subject to adjustment based on our performance during a three-year period from September 1, 2020 through August 31, 2023 (the "Performance Period") measured against certain specified performance goals established for the Performance Period based on our financial plan goals. The performance goals are based 50% on each of (a) our adjusted cumulative operating earnings during the Performance Period and (b) our adjusted cumulative revenues during the Performance Period.

Performance Share Unit Vesting Schedule
Threshold Level of Performance	Target Level of Performance	Stretch Level of Performance
50%	100%	150%

At the threshold level of performance, 50% of the performance share units will vest; at the target level of performance, 100% of the performance share units will vest; and at the maximum level of performance, 150% of the performance share units will vest. There will be vesting based on linear interpolation between these levels. No performance share units will vest if performance is below the threshold level, and performance above the maximum level will not result in vesting of additional performance share units. The target level of performance, which results in vesting of 100% of the performance share units, reflects growth and margins over a three-year period ending in fiscal 2023 consistent with the goals set out in our internal three-year financial plan. The maximum level of performance, which results in vesting of 150% of the performance share units, is materially higher than the target level of performance and reflects significantly increased levels of growth in revenues and earnings.

All NEOs received their performance share unit awards on November 9, 2020. The dollar value of each performance share unit award was converted on the grant date to a fixed number of performance share units for each NEO using an equity pricing formula. Any performance share units earned will vest on the third anniversary of the grant date (November 9, 2023).

May 2021 Equity Grant to Ms. Shan

On April 20, 2021, we announced that Helen Shan, who was serving as our Executive Vice President and CFO, would be assuming the role of FactSet's CRO, effective May 3, 2021. In addition to her new CRO role, Ms. Shan continued to serve as our CFO during the remainder of fiscal 2021 while the Company conducted a search for her successor. In August 2021, we announced that Linda Huber will be joining FactSet as our CFO effective in early October 2021, during our 2022 fiscal year. See "Offer to Linda Huber" below.

As our CRO, Ms. Shan is responsible for all aspects of FactSet’s revenue performance, including the management of our global sales organization and the execution of our go-to-market strategy. In recognition of Ms. Shan's added responsibility, on April 14, 2021, the Compensation and Talent Committee approved a one-time grant of a long term incentive award to Ms. Shan with an effective grant date of May 3, 2021 and a total award value of $1,200,000, consisting 50% of stock options and 50% of restricted share units. The stock options vest 20% per year on the anniversary date of the grant over a five-year period, consistent with the terms of our recent stock option grants, expire on the tenth anniversary of the grant date, and have an exercise price of $342.06 per share. Each restricted share unit represents the right to receive one share of FactSet common stock and will vest in full on the third anniversary of the grant date.

Offer to Linda Huber

On August 24, 2021, we announced that Linda Huber will be joining FactSet as our CFO effective in early October 2021, during our 2022 fiscal year. On August 12, 2021, during our 2021 fiscal year, the Compensation and Talent Committee approved the proposed fiscal 2022 compensation for Ms. Huber, as follows.

50 2021 Proxy Statement

Base Salary: An annual base salary of $550,000.
Annual Incentive: A total annual incentive target of $550,000 for fiscal 2022.
Long Term Incentive: A long term incentive equity grant as part of the Company's annual equity grant scheduled for November 2021 with a target grant date value of $2,250,000. This grant will be comprised of stock options with a grant date value of $750,000, performance share units with a grant date value of $750,000, and restricted share units with a target grant date value of $750,000. The stock options and performance share units will be granted on the same terms provided to our other NEOs in November 2021. The restricted share units will vest equally on each of the first three anniversaries of the grant date.

Stock Ownership and Holding Guidelines

On September 22, 2020, during fiscal 2021, our Board adopted the FactSet Research Systems Inc. Executive and Director Stock Ownership and Holding Guidelines (the "Stock Ownership Guidelines"). The Stock Ownership Guidelines require our non-employee directors ("Covered Directors") and certain of our senior executives ("Covered Officers"), including all of our NEOs, to maintain a material personal financial stake in FactSet to promote a long-term perspective in managing the enterprise and to align stockholder, executive and director interests. The Stock Ownership Guidelines require the Covered Directors and Covered Officers to maintain the following minimum equity stakes in FactSet commencing five years from the later of the date of the Stock Ownership Guidelines and the date such individual becomes covered under the Stock Ownership Guidelines (the "Target Date").

Covered Officers and Covered Directors
Role	Minimum Ownership Target
Chief Executive Officer	6x annual base pay
Chief Financial Officer	3x annual base pay
Other direct reports of the CEO	2x annual base pay
Covered Directors	$400,000

Under the Stock Ownership Guidelines, we calculate compliance with the Minimum Ownership Target annually for each Covered Officer and Covered Director and notify all Covered Officers and Covered Directors of the status of their compliance with their Minimum Ownership Target so they may determine whether they must hold additional equity. If a Covered Officer or a Covered Director has not met the applicable Minimum Ownership Target by the Target Date, such Covered Officer or Covered Director thereafter must retain at least 50% of all net shares (post-tax) from the exercise, vesting, or payment of any equity awards until such Minimum Ownership Target is achieved.

We performed our first compliance calculation under the stock ownership guidelines as of February 1, 2021, and informed our Covered Directors and Covered Officers of the status of their holdings relative to the Stock Ownership Guidelines at that time. We will continue to do this assessment annually to assist each of our Covered Directors and Covered Officers in meeting the appropriate Minimum Ownership Target by the applicable Target Date.

Exceptions to the Stock Ownership Guidelines may be made at the discretion of the Board if compliance would create severe hardship or prevent a Covered Officer or Covered Director from complying with a court order, such as part of a divorce settlement. It is expected that these instances will be rare. If an exception is granted in whole or in part, the Board will, in consultation with the affected Covered Officer or Covered Director, develop an alternative stock ownership guideline for such individual that reflects both the intention of the Stock Ownership Guidelines and such individual’s circumstances.

For the purposes of determining ownership levels, the following forms of equity interests in FactSet count towards stock ownership pursuant to the Stock Ownership Guidelines: (a) shares held outright or beneficially owned by the Covered Officer or Covered Director; (b) shares held by the spouse or dependent children, if living in the same household, of the Covered Officer or Covered Director; (c) shares held in trust for the economic benefit of the Covered Officer or Covered Director, or the spouse or dependent children, if living in the same household, of the Covered Officer or Covered Director; (d) shares held in the employee stock

2021 Proxy Statement 51

purchase plan by the Covered Officer; (e) vested shares held in a 401(k), IRA, or other retirement plan by the Covered Officer or Covered Director; and (f) 75% of vested unexercised stock options that are in the money and are held by the Covered Officer or Covered Director.

Executive Severance Plan and Equity Award Agreements

The FactSet Research Systems Inc. Executive Severance Plan (the “Executive Severance Plan”) has an effective date of March 1, 2020. The Executive Severance Plan covers the CEO and the other NEOs (among other executives and subject to any designation otherwise by the Compensation and Talent Committee) (collectively, the “Executives”). We put the Executive Severance Plan in place in order to establish the payments and benefits to be provided in connection with an Executive’s separation from FactSet under various circumstances, subject to the Executive’s ongoing compliance with applicable restrictive covenants, including non-competition, non-solicitation and confidentiality, and execution of a general release of claims in favor of FactSet.

The Compensation and Talent Committee approved adoption of the Executive Severance Plan to establish a standard approach for dealing with Executives upon separation from FactSet, ensuring equitable treatment of Executives in similar situations, and eliminating individual negotiations. The Executive Severance Plan further serves to enhance attraction and retention of Executives, providing financial protection to Executives and aligning their interests with those of stockholders by enabling Executives to focus on long-term value creation rather than job stability during transformational periods such as a potential change of control situation. Through the Executive Severance Plan, we may also, to the extent permissible by law, bind departing Executives with restrictive covenants such as non-competition, non-solicitation and confidentiality that will benefit FactSet.

The Executive Severance Plan provides that in the event an Executive’s employment is terminated without cause (as defined in the Executive Severance Plan), other than during the two-year period following a change of control (as defined in the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated (the “Equity Plan”)), the Executive would be entitled to cash severance payments equal to (i) one times the sum of base salary and target bonus (1.5 times for the CEO) paid in substantially equal installments, (ii) a pro rata annual bonus under our annual incentive plan in respect of the year of termination based on actual performance (with individual performance goals deemed achieved at not less than target) and paid when bonuses are normally paid to other senior executives, (iii) reimbursement of the cost of continued coverage under our group health plan for 12 months (18 months for the CEO) and (iv) reasonable outplacement assistance up to $25,000 during the 12-month period following such termination with a firm determined by FactSet. Such severance payments and benefits would be subject to the Executive’s execution of and compliance with a separation agreement and general release in favor of FactSet, which would require compliance with existing non-competition, non-solicitation and confidentiality covenants. In the event an Executive breaches the separation agreement, the Executive would forfeit the unpaid portion of any severance payments and benefits and we would be entitled to recover any amounts paid to the Executive prior to the date of the breach.

In addition, the Executive Severance Plan provides that in the event an Executive’s employment is terminated without cause or by the Executive for good reason (as defined in the Executive Severance Plan) within two years following a change of control, the Executive would be entitled to cash severance payments equal to (i) 1.5 times the sum of base salary and target bonus (2 times for the CEO) and a pro rata target bonus in respect of the year of termination, in each case, payable in a lump sum within 10 days following such termination, (ii) reimbursement of the cost of continued coverage under our group health plan for 18 months
(24 months for the CEO) and (iii) reasonable outplacement assistance up to $25,000 during the 12-month period following such termination with a firm determined by FactSet.

In connection with our adoption of the Executive Severance Plan, we also entered into an equity award letter agreement (the “Equity Award Agreement”) with each of the Executives. The Equity Award Agreements establish what will happen to equity awards granted to an Executive in connection with the Executive’s separation from FactSet under various circumstances, subject to the Executive’s ongoing compliance with applicable restrictive covenants, including non-competition, non-solicitation and confidentiality. The Equity Award Agreements amend the terms of each Executive’s outstanding unvested stock options, restricted stock units ("RSUs") and performance stock units ("PSUs") granted pursuant to the Equity Plan. The Equity Award Agreements also apply to future awards granted to each Executive (unless a particular grant provides otherwise), but do not affect vested awards. The Compensation and Talent Committee approved the Equity Award Agreements for the same reasons described above in connection with the adoption of the Executive Severance Plan.
52 2021 Proxy Statement

Each Equity Award Agreement provides that in the event an Executive’s employment is terminated without cause (as defined in the Executive Severance Plan), other than during the two-year period following a change of control (as defined in the Equity Plan), the Executive’s options and RSUs granted at least one year prior to termination will each vest in the next tranche and PSUs granted at least one year prior to termination will vest pro rata based on length of service before termination and actual achievement of goals for the full performance period. The Equity Award Agreement further provides that options are exercisable for 90 days after termination (or until expiration, if shorter), RSUs are settled on the regular vesting date and PSUs are settled at the end of the performance period. In accordance with the one-year minimum vesting requirement in the Equity Plan, all awards granted less than one year before termination will be forfeited, and all other awards that do not vest will be forfeited as well. Vesting is subject to the Executive’s execution of and compliance with a separation agreement and general release in favor of FactSet, which requires compliance with existing non-competition, non-solicitation and confidentiality covenants.

In the event an Executive’s employment is terminated without cause or by the Executive for good reason (as defined in the Executive Severance Plan) within two years following a change of control, the Executive’s options and RSUs will vest in full and PSUs will vest with respect to the portion equal to the greater of (i) the pro rata portion based on length of service before termination and deemed achievement of goals at target levels and (ii) the portion of the award that vests based on actual performance through the change of control. The Equity Award Agreement further provides that options are exercisable for one year after termination (or until expiration, if shorter) and RSUs and PSUs are settled within 10 days after termination.

In addition, in the event an Executive’s employment is terminated due to death or disability (as defined in the Executive Severance Plan), the Executive’s options and RSUs granted at least one year prior to termination will vest in full and PSUs granted at least one year prior to termination will vest assuming achievement of performance goals at target levels, with options remaining exercisable for one year after termination (and an additional 180-day period in the event of death following termination due to disability) (or until expiration, if shorter), and RSUs and PSUs settled within ten days after termination. All awards granted less than one year prior to termination will be forfeited.

In the event an Executive retires (as defined in the Equity Award Agreement, which requires the Executive to be at least 60 years of age and with at least 10 full years of service at FactSet), the Executive’s options granted at least one year prior to termination will continue to vest, RSUs granted at least one year prior to termination will continue to vest in the next tranche only, and PSUs granted at least one year prior to termination will continue to vest subject to achievement of performance goals. Options will remain exercisable through the 90-day period following vesting of the final tranche of an option grant (or until expiration, if shorter), or, if earlier, the 90-day period following the date of noncompliance with any existing non-competition, non-solicitation and confidentiality covenants, RSUs will be settled on the regular vesting date and PSUs will be settled at the end of the performance period. All outstanding awards that do not vest on retirement (including awards granted less than one year before termination) will be forfeited. Continued vesting is subject to the Executive’s execution of and compliance with a separation agreement and general release in favor of FactSet, which requires compliance with existing non-competition, non-solicitation and confidentiality covenants through the date of vesting (even if beyond the date the covenants would ordinarily expire).

In the event of a change of control after an Executive retires, any options and RSUs that are outstanding following retirement and unvested as of the date of the change of control will vest in full, and PSUs that are outstanding following retirement and unvested as of the date of the change of control will vest based on deemed achievement of performance goals at the greater of target and actual performance through the change of control, with options remaining exercisable for one year after the change of control (or until expiration, if shorter) and RSUs and PSUs settled within ten days after the change of control.

In addition, in the event of an Executive’s death following retirement, any options and RSUs that are outstanding following retirement and unvested as of the date of death will vest in full and any PSUs that are outstanding as of retirement and unvested as of the date of death will remain outstanding and eligible to vest based on actual performance, with options remaining exercisable for one year after death (or until expiration, if shorter), RSUs settled within ten days after death and PSUs settled at the end of the performance period.

2021 Proxy Statement 53

Anti-Hedging and Anti-Pledging Policy

Transactions involving financial instruments (including, for example, prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of FactSet securities are prohibited. Our employees, including our NEOs and other executives, and our directors are prohibited under our Insider Trading Policy from holding FactSet securities in a margin account or pledging FactSet securities as collateral for a loan.

Forfeiture of Prior Compensation - Clawback Policy

The FactSet Research Systems Inc. Incentive Compensation Recoupment Policy (the "Clawback Policy") was updated and revised effective June 18, 2020. The Clawback Policy applies to all our officers under Section 16 of the Exchange Act, including all of our NEOs, and provides that:

•If FactSet’s financial statements must be restated for any reason, then the Board may, at its sole discretion, take action to recoup all or part of any Incentive Compensation (i.e., any cash compensation or an award of equity compensation from FactSet that is based in whole or in part on the achievement of financial performance) received by a covered officer. The amount of Incentive Compensation to be recouped in such circumstances would equal the amount by which the Incentive Compensation actually paid or awarded to a covered officer for the relevant period exceeded the lower payment that would have been made (or lesser or no vesting that would have occurred) based on the restated financial results, net of income taxes paid by the covered officer in respect of such payment or award. In determining whether to take action to recoup any Incentive Compensation received by a covered officer, the Board shall take into consideration whether the covered officer engaged in Misconduct (as defined in the Clawback Policy) that caused the restatement or knowingly or through gross negligence failed to prevent the Misconduct that caused the restatement if such officer was in a position to do so.

•If the Board concludes that a covered officer committed Misconduct resulting in material financial or reputational harm to FactSet, regardless of the occurrence of a restatement, the Board may seek recovery of all or a portion of the Incentive Compensation awarded to such officer for the performance period in which the Misconduct occurred. The Board may seek recovery of Incentive Compensation even if the Misconduct by the covered officer did not result in an award or payment greater than would have been awarded absent the Misconduct. As this clawback provision was first adopted on June 18, 2020, it applies only to Incentive Compensation granted on or after that date.

•The Board will determine, in its sole discretion and to the extent permitted by applicable law, the method for recouping Incentive Compensation under the Clawback Policy, which may include, without limitation, clawing back incentive compensation (bonus and equity) received by covered officers or withholding future compensation.

•The Clawback Policy allows for a three-year “look back” period on incentive compensation clawbacks.

Additionally, the Equity Plan authorizes the Board to recover, or “clawback,” equity compensation from NEOs based on their engagement in any competitive activities or acts of solicitation during their period of employment and for two years thereafter, including:

▪Own, manage, operate, join or control, be employed by or participate in the ownership, management, operation or control of, or be a consultant to or connected in any other manner with, any business, firm or corporation which is similar to or competes with a principal business of FactSet or its subsidiaries (Competitive Activity); or

▪For themselves or any person or business entity, induce or attempt to induce any employee of FactSet or its subsidiaries to terminate employment with FactSet or its subsidiaries or solicit, entice, take away or employ any person employed by FactSet or its subsidiaries (Solicitation).

For these purposes, the officer’s ownership of securities of a public company not in excess of one percent of any class of such securities shall not be considered to be in competition with FactSet or its subsidiaries. If the officer engages in a competitive activity
54 2021 Proxy Statement

or solicitation, as determined by the Board in good faith, the stock options then held by the officer would expire as of the date that the officer first engaged in such activity and FactSet would have the right to acquire any shares of stock then owned by the officer as the result of the exercise of an award at a price equal to the lesser of the fair market value of such shares or the aggregate exercise price paid therefore by the officer. FactSet would also have the right to require the officer to return any other gain (whether or not realized) the officer had on the exercise of any awards granted.

Tax Considerations

In establishing individual executives’ compensation levels, we do not explicitly consider accounting and tax issues. Our tax deduction for compensation paid to each of the NEOs who are subject to the compensation limits of Section 162(m) of the Internal Revenue Code is capped at $1 million per NEO. The Compensation and Talent Committee has in the past reserved the right to provide compensation that does not qualify for deduction under Section 162(m). We will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.
Compensation Risk Assessment

The Compensation and Talent Committee annually assesses, with the assistance of management, our compensation policies and practices to determine whether they create risks that are reasonably likely to have a material adverse effect on FactSet. We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on FactSet. In reaching this determination, we took into account the design elements of our compensation policies and practices, including a mixture of cash and equity-based compensation, multi-year vesting of equity awards, a clawback policy for senior executives, the use of multiple financial performance measures and internal controls over financial reporting, reasonable performance goals, and oversight by the Compensation and Talent Committee. Based on this analysis, on March 19, 2021, the Compensation and Talent Committee concluded that our compensation programs, both executive and broad-based, provide multiple effective safeguards to protect against unnecessary risk-taking, effectively balancing risk and reward in the best interest of our stockholders.

COMPENSATION AND TALENT COMMITTEE REPORT

The Compensation and Talent Committee is responsible for administering FactSet’s executive compensation policies and practices. The Committee is comprised solely of independent directors and reports regularly to the Board of Directors of FactSet.

The Compensation and Talent Committee reviewed and discussed with management the “Compensation Discussion and Analysis” above and, based on such review and discussion, recommended to the Board that it be included in this Proxy Statement.

SUBMITTED BY THE COMPENSATION AND TALENT COMMITTEE OF THE BOARD OF DIRECTORS

Laurie Siegel, Chair
Malcolm Frank
Joseph R. Zimmel

2021 Proxy Statement 55

EXECUTIVE COMPENSATION

The tables below present compensation information for each of our NEOs followed by a discussion of compensation that each NEO could receive when their employment with us terminates under various circumstances or upon a change of control of the Company. The tables include footnotes and other narrative explanations important for your understanding of the compensation information in each table.

The first table below, the Summary Compensation Table, sets forth the compensation earned by the NEOs for services rendered to us in all capacities for each respective fiscal year. Our NEOs include our Principal Executive Officer, Principal Financial Officer and the three most highly compensated executive officers (other than the Principal Executive Officer and Principal Financial Officer) during fiscal 2021.

Summary Compensation Table

The following table summarizes the compensation earned or awarded to each NEO for fiscal years 2021, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)

F. Philip Snow (7) Chief Executive Officer	2021	$637,077	$—	$1,750,063	$1,750,005	$1,320,000	$—	$11,600	$5,468,745
	2020	$525,846	$—	$1,500,061	$1,500,055	$1,181,900	$—	$11,200	$4,719,062
	2019	$470,192	$—	$—	$1,499,977	$900,000	$—	$13,892	$2,884,061

Helen L. Shan (8) Executive Vice President and Chief Revenue Officer	2021	$469,615	$—	$1,275,238	$1,275,076	$625,000	$—	$11,685	$3,656,614
	2020	$412,500	$—	$600,172	$600,034	$533,000	$—	$14,931	$2,160,637
	2019	$293,077	$225,000	$—	$750,004	$555,000	$—	$16,500	$1,839,581

Goran Skoko (9) Executive Vice President, Managing Director EMEA and APAC, Head of Research & Advisory Solutions	2021	$372,308	$—	$350,135	$350,001	$500,000	$—	$195,793	$1,768,237
	2020	$345,000	$—	$300,209	$300,047	$448,000	$—	$176,325	$1,569,581

Gene D. Fernandez Executive Vice President, Chief Technology and Content Officer	2021	$397,308	$—	$350,135	$350,001	$545,000	$—	$12,054	$1,654,498
	2020	$367,500	$—	$300,209	$300,047	$474,000	$—	$13,438	$1,455,194
	2019	$300,000	$—	$—	$399,945	$495,000	$—	$11,000	$1,205,945

Rachel R. Stern Executive Vice President, Chief Legal Officer, Global Head of Strategic Resources and Secretary	2021	$372,308	$—	$350,135	$350,001	$517,000	$—	$12,054	$1,601,498
	2020	$345,000	$—	$300,209	$300,047	$474,000	$—	$12,692	$1,431,948
	2019	$298,558	$—	$—	$524,952	$430,000	$—	$11,654	$1,265,164

1.The amount set forth in the Bonus column reflects a discretionary sign-on cash bonus awarded to Ms. Shan during fiscal 2019 that was not pursuant to FactSet's non-equity incentive plan.
2.The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of performance share unit ("PSU") and restricted share unit ("RSU") awards granted during the applicable fiscal year, computed in accordance with ASC Topic 718. The assumptions made for the valuation of PSU and RSU awards are disclosed in the Notes to Consolidated Financial Statements included in the Company’s
56 2021 Proxy Statement

fiscal 2021 Annual Report on Form 10-K. The grant date fair value of PSU and RSU awards is measured by reducing the grant date price of FactSet's common stock by the present value of the dividends expected to be paid on the underlying stock during the requisite vesting period, discounted at the appropriate risk-free interest rate. The PSUs and RSUs entitle the holders to shares of common stock upon vesting, subject to the achievement of certain performance metrics (except for the RSUs, which are not subject to any performance metrics), but not to dividends declared on the underlying shares while the PSUs and RSUs are unvested. A PSU has value only if FactSet achieves the threshold level of performance set forth in the PSU award. An RSU has no performance metric.
3.The amounts set forth in the Option Awards column represent the aggregate grant date fair value, computed in accordance with ASC Topic 718, of the stock options granted to each of our NEOs during the applicable fiscal year. The Company utilizes a lattice-binomial model to estimate the fair value of stock options on the date of grant (or, in the case of a modified option, the date of modification). The assumptions made for the valuation of stock option awards are disclosed in the Notes to Consolidated Financial Statements included in the Company’s fiscal 2021 Annual Report on Form 10-K. A stock option has value only if the Company’s stock price increases above the stock option exercise price (an “in-the-money” option). If an NEO exercises an in-the-money stock option, he or she would then realize an actual gain. Any gain actually realized for stock options exercised in fiscal 2021 is reported in the “Option Exercises and Stock Vested” table.
4.The amounts set forth in the Non-equity Incentive Plan Compensation column represent the annual cash incentives based on the performance of the individual NEO and the performance of FactSet relative to pre-determined objectives for the applicable fiscal year.
5.The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represent the aggregate annual increase in actuarial present value of accumulated benefit under defined benefit plans during the applicable year. None of our NEOs participated in any defined benefit or actuarial pension plans in fiscal 2021.
6.The amounts set forth in the All Other Compensation column include employer payments to the applicable individual NEOs for matching contributions to the FactSet 401(k) Plan, expatriate cost of living, housing and education allowances, and other benefits. The following table summarizes the amounts shown in the All Other Compensation column for fiscal 2021.

	All Other Compensation in Fiscal 2021
Name	Company Contributions to 401(K) Plans(6a)	Expatriate Allowance(6b)	Other(6c)	Total All Other Compensation
F. Philip Snow	$11,600	$—	$—	$11,600
Helen L. Shan	$11,685	$—	$—	$11,685
Goran Skoko	$12,054	$172,147	$11,592	$195,793
Gene D. Fernandez	$12,054	$—	$—	$12,054
Rachel R. Stern	$12,054	$—	$—	$12,054

a) Amounts shown reflect Company matching contributions to individual NEO's employee 401(k) accounts.
b) Pursuant to Mr. Skoko's expatriate package, Mr. Skoko received a cost of living allowance of $58,884, a housing allowance of $66,003, an education allowance of $24,801, and an automobile allowance of $17,795. Additionally, Mr. Skoko received various benefits cumulatively valued at less than $5,000. Various elements in Mr. Skoko's expatriate package have been converted into U.S. dollars from British pounds based on the average exchange rate for the 2021 fiscal year.
c) Amount shown reflects expenses for tax preparation and planning provided to Mr. Skoko.
7.Mr. Snow received no additional compensation for serving on the Company’s Board of Directors during any of the years presented.
8.Ms. Shan served as our Chief Financial Officer during the entire fiscal 2021 year and through October 4, 2021.
9.Compensation is shown only for those years Mr. Skoko was an NEO.

2021 Proxy Statement 57

Grants of Plan-Based Awards

During fiscal 2021, awards were made to our NEOs under two separate plans or programs:

•Our annual cash incentive plan; and
•Our long-term, equity-based incentive plan, pursuant to which we granted stock option awards, performance share unit awards and restricted share unit awards.

The following table provides information on all plan-based awards granted during fiscal 2021 to each NEO. There can be no assurance that the grant date fair value, as listed in this table, will ever be realized. The grant date fair value of the performance share unit awards and restricted share unit awards are included in the "Stock Awards" column of the Summary Compensation Table and the grant date fair value of the stock option awards are included in the "Option Awards" column of the Summary Compensation Table.

Grants of Plan Based Awards Table
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards:	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
Name	Type of Award	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Securities Underlying Options (#)
Snow	Options(3)	11/9/20							22,370	$316.71	$1,750,005
	PSUs(4)	11/9/20				2,857	5,713	8,570			$1,750,063
	AIP(5)		$487,500	$975,000	$1,462,500
Shan	Options(3)	11/9/20							8,629	$316.71	$675,047
	Options(6)	5/3/21							7,060	$342.06	$600,029
	PSUs(4)	11/9/20				1,102	2,204	3,306			$675,151
	RSUs(6)	5/3/21				1,807	1,807	1,807			$600,087
	AIP(5)		$225,000	$450,000	$675,000
Skoko	Options(3)	11/9/20							4,474	$316.71	$350,001
	PSUs(4)	11/9/20				572	1,143	1,715			$350,135
	AIP(5)		$200,000	$400,000	$600,000
Fernandez	Options (3)	11/9/20							4,474	$316.71	$350,001
	PSUs(4)	11/9/20				572	1,143	1,715			$350,135
	AIP(5)		$212,500	$425,000	$637,500
Stern	Options(3)	11/9/20							4,474	$316.71	$350,001
	PSUs(4)	11/9/20				572	1,143	1,715			$350,135
	AIP(5)		$200,000	$400,000	$600,000

Options - Stock Options
PSUs - Performance Share Units
RSUs - Restricted Share Units
AIP - Annual Incentive Plan

(1)On September 21, 2020, the Compensation and Talent Committee approved the total number of stock option and PSU awards to be allocated among all eligible employees and on October 15, 2020, specifically approved the stock option and PSU awards to be granted to the NEOs. On October 22, 2020, the Compensation and Talent Committee designated November 9, 2020, as the actual grant date for the annual equity grant. See note (6) for the one-time grant of a long-term incentive award to Ms. Shan.

58 2021 Proxy Statement

(2)The amounts set forth in the Grant Date Fair Value of Stock and Option Awards column represent the aggregate grant date fair value, computed in accordance with ASC Topic 718, of the stock options, PSUs and RSUs granted to each of our NEOs during the fiscal year ending August 31, 2021. The Company utilizes a lattice-binomial model to estimate the fair value of new stock options on the date of grant (or, in the case of a modified option, the date of modification). The assumptions made for the valuation of stock option awards are disclosed in the Notes to Consolidated Financial Statements included in the Company’s fiscal 2021 Annual Report on Form 10-K. A stock option has value only if the Company’s stock price increases above the stock option exercise price (an “in-the-money” option). If an NEO exercises an in-the-money stock option, they would then realize an actual gain. Any gain actually realized for stock options exercised in fiscal 2021 is reported in the “Option Exercises and Stock Vested” table. The PSUs and RSUs granted to NEOs entitle the holders to shares of FactSet common stock upon vesting, subject to the achievement of certain performance metrics (except for the RSUs, which are not subject to any performance metrics), but not to dividends declared on the underlying shares while the PSUs and RSUs are unvested. The grant date fair value of PSUs and RSUs is measured by reducing the grant date price of FactSet's common stock by the present value of the dividends expected to be paid on the underlying stock during the requisite vesting period, discounted at the appropriate risk-free interest rate.
(3)Options granted under the annual equity grant on November 9, 2020 vest 20% on each anniversary date of the grant over a five-year period. The option awards are service-based and do not contain performance criteria. The option exercise price is equal to 100% of the closing price of the Company’s common stock on the NYSE on November 9, 2020.
(4)Each PSU granted under the annual equity grant on November 9, 2020 represents the right to receive one share of FactSet common stock, subject to adjustment based on our performance during a three-year period from September 1, 2020 through August 31, 2023 (the "Performance Period") measured against certain specified performance goals established for the Performance Period based on our financial plan goals. The performance goals are based 50% on each of (a) our adjusted cumulative operating earnings during the Performance Period and (b) our adjusted cumulative revenues during the Performance Period. Any PSUs earned will vest on the third anniversary of the grant date (November 9, 2023).
(5)These amounts represent the payments which potentially could have been earned under our fiscal 2021 annual cash incentive program.
(6)Effective May 3, 2021, Ms. Shan assumed the role of FactSet's Chief Revenue Officer. In recognition of Ms. Shan's added responsibility, on April 14, 2021, the Compensation and Talent Committee approved a one-time grant of a long term incentive award to Ms. Shan with an effective grant date of May 3, 2021 and a total award value of $1,200,000, consisting 50% of stock options and 50% of RSUs. The options granted as part of this one-time grant vest 20% on each anniversary date of the grant over a five-year period, and expire on the tenth anniversary of the grant date. The option exercise price is equal to 100% of the closing price of the Company's common stock on the NYSE on May 3, 2021. The dollar value of the stock option award was converted on the grant date to a fixed number of stock options using a stock option pricing formula. Each RSU granted as part of this one-time grant represents the right to receive one share of FactSet common stock. The RSUs vest in full on the third anniversary of the grant date (May 3, 2024). Both the options and RSUs are service-based and do not contain performance criteria.

Outstanding Equity Awards at Fiscal Year-End

The table below shows each NEO’s outstanding equity grants at August 31, 2021.

•For each outstanding stock option grant, the table shows the stock options that have vested (or that are “Exercisable”) and those not yet vested (or that are “Unexercisable”). One stock option represents the right to buy one share of FactSet common stock.

•For each outstanding equity incentive plan award, the table shows the performance share units ("PSUs") and restricted share units ("RSUs") that have not yet vested. Each PSU represents the right to receive one share of FactSet common stock, subject to adjustment based on our performance during a three-year period starting from the first day of the fiscal year of the respective grant date (the "Performance Period"), measured against certain specified performance goals established for the Performance Period. The performance goals are based 50% on each of (a) our adjusted cumulative operating earnings during the Performance Period and (b) our adjusted cumulative revenues during the Performance Period. Each RSU represents the right to receive one share of FactSet common stock and vests three years from the date of grant. The RSUs are service-based and do not contain performance criteria.

2021 Proxy Statement 59

Outstanding Equity Awards at Fiscal Year-End Table
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Snow	7/1/15	60,001	39,999	(2)	$164.90	7/1/25
	11/1/16	26,368	6,593	(3)	$152.28	11/1/26
	11/2/17	18,645	12,430	(3)	$189.98	11/2/27
	11/1/18	10,568	15,854	(3)	$221.88	11/1/28
	11/1/19	4.984	19,938	(3)	$255.87	11/1/29			9,159	$3,482,435	(4)
	11/9/20	—	22,370	(3)	$316.71	11/9/30			8,570	$3,258,485	(4)

Shan	9/28/18	5,278	7,917	(3)	$223.71	09/28/28
	11/1/19	1,993	7,976	(3)	$255.87	11/1/29			3,665	$1,393,506	(4)
	11/9/20	—	8,629	(3)	$316.71	11/9/30			3,306	$1,257,007	(4)
	5/3/21	—	7,060	(3)	$342.06	5/3/31			1,807	$687,058	(5)

Skoko	11/3/14	982	—	(1)	$131.31	11/3/24
	11/2/15	7,969	—	(3)	$175.20	11/2/25
	11/1/16	6,084	1,522	(3)	$152.28	11/1/26
	11/2/17	3,729	2,486	(3)	$189.98	11/2/27
	11/1/18	3,522	5,285	(3)	$221.88	11/1/28
	11/1/19	997	3,988	(3)	$255.87	11/1/29			1,833	$696,943	(4)
	11/9/20	—	4,474	(3)	$316.71	11/9/30			1,715	$652,077	(4)

Fernandez	12/22/17	9,218	6,145	(3)	$192.11	12/22/27
	11/1/18	2,818	4,227	(3)	$221.88	11/1/28
	11/1/19	997	3,988	(3)	$255.87	11/1/29			1,833	$696,943	(4)
	11/9/20	—	4,474	(3)	$316.71	11/9/30			1,715	$652,077	(4)

Stern	11/1/16	5,071	1,268	(3)	$152.28	11/1/26
	11/2/17	3,729	2,486	(3)	$189.98	11/2/27
	11/1/18	3,698	5,549	(3)	$221.88	11/1/28
	11/1/19	997	3,988	(3)	$255.87	11/1/29			1,833	$696,943	(4)
	11/9/20	—	4,474	(3)	$316.71	11/9/30			1,715	$652,077	(4)

(1)These stock options vest 60% on the third anniversary date of the award and the remaining 40% vest on the fifth anniversary date of the award.
(2)These options vest 11.11% upon each anniversary date of the grant and will be fully vested after nine years (on July 1, 2024).
(3)These options vest 20% on each anniversary date of the award over a five-year period.
(4)Performance share units ("PSUs") that are subject to vesting contingent on satisfaction of pre-established performance goals measured over a thee-year period. The number of shares shown with respect to PSU awards assumes maximum-level performance. The market value of the PSU awards that have not vested is calculated by multiplying the number of PSUs that have not vested by the closing price of a share of FactSet common stock on August 31, 2021, which was $380.22. PSUs do not entitle the holder to dividends declared on the underlying shares while the PSUs are unvested.
60 2021 Proxy Statement

(5)These restricted share units ("RSUs") vest in full on the third anniversary of the grant date (May 3, 2024). The market value of the RSUs that have not vested is calculated by multiplying the number of RSUs that have not vested by the closing price of a share of FactSet common stock on August 31, 2021, which was $380.22.

Option Exercises and Stock Vested

The following table sets forth information regarding the number and value of stock options exercised and stock awards vested for each NEO during fiscal 2021. Exercised stock options and vested stock from stock awards are not required to be held for a specified period.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting

F. Philip Snow(2)	27,076	$4,679,114	—	$—
Helen L. Shan	—	$—	—	$—
Goran Skoko	—	$—	—	$—
Gene D. Fernandez	—	$—	—	$—
Rachel R. Stern	6,809	$1,509,203	—	$—

(1)Based upon the market price of the purchased shares on the exercise date less the stock option exercise price paid for such shares.
(2)On October 1, 2019 and September 29, 2020, Mr. Snow entered into approved share trading plans, pursuant to Rule 10b5-1, with effective dates of January 1, 2020 and January 1, 2021, respectively, in order to facilitate his exercise of non-qualified stock options. Mr. Snow had no discretion with regard to the timing of the exercise of his non-qualified stock options under the plans. A broker executes trades pursuant to parameters established by Mr. Snow when the plans were established. Transactions under the plans were disclosed publicly through Form 144 and Form 4 filings with the SEC.

Nonqualified Deferred Compensation

We do not have a compensation deferral program for NEOs, thus the nonqualified deferred compensation table has been omitted for fiscal 2021.

Employee Benefit Plans

We sponsor benefit plans for the majority of our domestic and foreign employees. The U.S. defined contribution plan includes employer matching contributions to the FactSet 401(k) Plan, in which our NEOs participate. Contributions to foreign benefit plans on behalf of our NEOs were not material to FactSet on either an individual or aggregate basis for any periods presented.

Potential Payments upon Termination or Change of Control

The amount of compensation payable to each of our NEOs upon termination with cause, termination without cause, termination after change of control, retirement, death or disability, change of control after retirement, and death after retirement is shown in the "Potential Payments upon Termination of Employment, Change of Control or Retirement Table" below. The amounts shown in that table are based on certain assumptions set forth below, as the actual amounts to be paid out can only be determined in the event of and at the time of an NEO's separation from FactSet.

We do not have employment agreements with any of our NEOs. On February 29, 2020, we adopted the FactSet Research Systems Inc. Executive Severance Plan (the “Executive Severance Plan”) with an effective date of March 1, 2020. The Executive Severance Plan covers the CEO and the other NEOs (among other executives and subject to any designation otherwise by the Compensation and Talent Committee). In connection with our adoption of the Executive Severance Plan, we also entered into an equity award letter agreement (the “Equity Award Agreement”) with each of the executives covered by the Executive Severance Plan, including all of the NEOs. We put the Executive Severance Plan and the Equity Award Agreements in place to establish the payments and benefits to be provided in connection with a participating executive’s separation from FactSet under various circumstances, subject to the executive’s ongoing compliance with applicable restrictive covenants, including non-competition, non-solicitation and confidentiality and execution of a general release of claims in favor of FactSet. For more information on the

2021 Proxy Statement 61

Executive Severance Plan and the Equity Award Agreements, see "Compensation Discussion and Analysis - Executive Severance Plan and Equity Award Agreements" above.

Termination with Cause

If an NEO is terminated with cause, the NEO is not entitled to benefits under either the Executive Severance Plan or the Equity Award Agreements, and all unexercised equity awards (whether vested or unvested) are forfeited immediately.

Termination without Cause

The Executive Severance Plan provides that in the event an NEO's employment is terminated without cause (as defined in the Executive Severance Plan), other than during the two-year period following a change of control (as defined in the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated (the “Equity Plan”)), the NEO would be entitled to cash severance payments equal to (i) one times the sum of base salary and target bonus (1.5 times for the CEO) paid in substantially equal installments, (ii) a pro rata annual bonus under our annual incentive plan in respect of the year of termination based on actual performance (with individual performance goals deemed achieved at not less than target) and paid when bonuses are normally paid to other senior executives, (iii) reimbursement of the cost of continued coverage under our group health plan for 12 months (18 months for the CEO), and (iv) reasonable outplacement assistance up to $25,000 during the 12-month period following such termination with a firm determined by FactSet.

Each Equity Award Agreement provides that in the event an NEO's employment is terminated without cause other than during the two-year period following a change of control, the NEO's options and restricted stock units ("RSUs") granted at least one year prior to termination will each vest in the next tranche and performance share units ("PSUs") granted at least one year prior to termination will vest pro rata based on length of service before termination and actual achievement of goals for the full performance period. All awards granted less than one year before termination will be forfeited, and all other awards that do not vest will be forfeited as well.

Termination after Change of Control

The Executive Severance Plan provides that in the event an NEO's employment is terminated without cause or by the NEO for good reason (as defined in the Executive Severance Plan) within two years following a change of control, the NEO would be entitled to cash severance payments equal to (i) 1.5 times the sum of base salary and target bonus (2 times for the CEO) and a pro rata target bonus in respect of the year of termination, in each case, payable in a lump sum within 10 days following such termination, (ii) reimbursement of the cost of continued coverage under our group health plan for 18 months (24 months for the CEO), and (iii) reasonable outplacement assistance up to $25,000 during the 12-month period following such termination with a firm determined by FactSet.

In the event an NEO's employment is terminated without cause or by the NEO for good reason within two years following a change of control, the NEO's options and RSUs will vest in full and PSUs will vest with respect to the portion equal to the greater of (i) the pro rata portion based on length of service before termination and deemed achievement of goals at target levels and (ii) the portion of the award that vests based on actual performance through the change of control.

Retirement

The Equity Award Agreements provide the NEOs with certain rights with respect to their outstanding equity awards if the NEOs retire (as defined in the Equity Award Agreements, which requires the NEO to be at least 60 years of age with at least 10 full years of service at FactSet). In the event an NEO retires having met the retirement criteria set out in the Equity Award Agreement, the NEO's options granted at least one year prior to termination will continue to vest, RSUs granted at least one year prior to termination will continue to vest in the next tranche only, and PSUs granted at least one year prior to termination will continue to vest subject to achievement of performance goals. All outstanding awards that do not vest on retirement (including awards granted less than one year before termination) will be forfeited.

62 2021 Proxy Statement

Death or Disability

In the event an NEO's employment is terminated due to death or disability (as defined in the Executive Severance Plan), the NEO's options and RSUs granted at least one year prior to termination will vest in full and PSUs granted at least one year prior to termination will vest assuming achievement of performance goals at target levels. All equity awards granted less than one year prior to termination will be forfeited.

Change of Control after Retirement

In the event of a change of control after an Executive retires (as defined in the Equity Award Agreements, which requires the NEO to be at least 60 years of age with at least 10 full years of service at FactSet), any options and RSUs that are outstanding following retirement and unvested as of the date of the change of control will vest in full, and PSUs that are outstanding following retirement and unvested as of the date of the change of control will vest based on deemed achievement of performance goals at the greater of target and actual performance through the change of control.

Death after Retirement

In the event of an NEO's death following retirement (as defined in the Equity Award Agreements, which requires the NEO to be at least 60 years of age with at least 10 full years of service at FactSet), any options and RSUs that are outstanding following retirement and unvested as of the date of death will vest in full and any PSUs that are outstanding as of retirement and unvested as of the date of death will remain outstanding and eligible to vest based on actual performance.

Potential Payments upon Termination of Employment, Change of Control or Retirement Table

The information in the table below summarizes the compensation that would be paid under plans and contractual arrangements in effect as of August 31, 2021 to each of our NEOs in the event of termination of such executive’s employment with FactSet and/or change of control of FactSet and/or retirement from FactSet as of that date. The amounts assume that the listed officer left FactSet effective August 31, 2021, and that the price per share of FactSet common stock on that date was $380.22. The amounts for unvested stock option awards are based upon the difference between $380.22 and the exercise price of such stock option awards held by the NEO at August 31, 2021.

Name	Potential Payment or Benefit	Termination With Cause	Termination Without Cause	Termination after Change of Control	Retirement	Death or Disability	Change of Control after Retirement	Death after Retirement
F. Philip Snow	Severance Payment	$—	$3,412,500	$4,225,000	$—	$—	$—	$—
	Equity Treatment	$—	$8,560,189	$21,162,222	$—	$23,384,228	$—	$—
	Health Benefits	$—	$38,600	$51,466	$—	$—	$—	$—
	Outplacement Services	$—	$25,000	$25,000	$—	$—	$—	$—
Helen L. Shan	Severance Payment	$—	$1,375,000	$1,837,500	$—	$—	$—	$—
	Equity Treatment	$—	$1,280,111	$4,633,987	$—	$4,545,815	$—	$—
	Health Benefits	$—	$12,743	$19,114	$—	$—	$—	$—
	Outplacement Services	$—	$25,000	$25,000	$—	$—	$—	$—
Goran Skoko	Severance Payment	$—	$1,175,000	$1,562,500	$0	$—	$—	$—
	Equity Treatment	$—	$1,295,959	$2,891,356	$2,686,919	$3,335,960	$2,891,356	$3,531,686
	Health Benefits	$—	$24,031	$36,046	$0	$—	$—	$—
	Outplacement Services	$—	$25,000	$25,000	$0	$—	$—	$—
Gene D. Fernandez	Severance Payment	$—	$1,250,000	$1,662,500	$—	$—	$—	$—
	Equity Treatment	$—	$1,234,704	$3,059,907	$—	$3,504,511	$—	$—
	Health Benefits	$—	$25,733	$38,600	$—	$—	$—	$—
	Outplacement Services	$—	$25,000	$25,000	$—	$—	$—	$—
Rachel R. Stern	Severance Payment	$—	$1,175,000	$1,562,500	$—	$—	$—	$—
	Equity Treatment	$—	$1,251,996	$2,875,261	$—	$3,319,865	$—	$—
	Health Benefits	$—	$25,733	$38,600	$—	$—	$—	$—
	Outplacement Services	$—	$25,000	$25,000	$—	$—	$—	$—

2021 Proxy Statement 63

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K (collectively, the "Pay Ratio Rule"), we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Snow.

For the fiscal year completed August 31, 2021, the median of the annual total compensation of all employees at FactSet (other than our CEO), was $15,272, and the annual total compensation of our CEO, as reported in the Summary Compensation Table of this Proxy Statement, was $5,468,745. Based on this information, for fiscal 2021, a reasonable estimate, calculated in a manner consistent with the Pay Ratio Rule, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 358 to 1.

The provisions of the Pay Ratio Rule for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

For purposes of the above disclosure, we are required to identify our median employee based on our global workforce, without regard to their location, compensation arrangements, or employment status (full-time versus part-time). At August 31, 2021, we had employees in 24 countries, with approximately 22% of our employees located in the United States and 78% located in other jurisdictions. To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions that we used were as follows:

▪Selected August 31, 2021, as the date upon which we would identify the “median employee,” as it corresponds to our fiscal year end.
▪Provided annualized compensation of all permanent employees who were new hires in fiscal 2021.
▪No cost-of-living adjustments in identifying the “median employee.”
▪Applied the local currency to U.S. dollar exchange spot rate as of August 31, 2021, to the compensation paid to non-U.S. employees to facilitate comparison of all employees in U.S. dollars.

For purposes of measuring the compensation of our employees, we selected base salary or wages plus overtime pay, plus annual cash incentive bonuses, plus allowances, plus equity grants, as the most appropriate measures of compensation. Using this methodology, we determined that our “median employee” was a full-time, salaried employee located in our Hyderabad, India office, where 38% of our employees are based, or 4,145 of our 10,892 employees worldwide at August 31, 2021.

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for fiscal 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation in the amount of $15,272. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the fiscal 2021 Summary Compensation Table included in this Proxy Statement.

64 2021 Proxy Statement

Proposal 3: Advisory Vote on Executive Compensation

As required by Section 14A of the Securities and Exchange Act of 1934, we seek an advisory, non-binding stockholder vote with respect to compensation awarded to our NEOs. We provide this vote on an annual basis.

As previously discussed in the Compensation Discussion and Analysis, we design our compensation programs to maintain a performance and achievement-oriented environment throughout FactSet. Our executive compensation program is overseen by our Compensation and Talent Committee to encourage decisions and behaviors that align with the long-term interests of our stockholders. The Compensation and Talent Committee has designed the executive compensation policies for our NEOs to meet the following goals and principles:
•Ensure executive compensation is aligned with our corporate strategies and business objectives.
•Balance an executive officer’s compensation between short-term and long-term performance objectives that enhance stockholder value by linking rewards to measurable corporate and individual performance.
•Maintain executive compensation at levels commensurate with relative contributions of other members of senior management.
•Reflect qualitative factors beyond the quantitative financial guidelines as key considerations in the determination of individual executive compensation payments.
•Attract and retain talented personnel by considering compensation offered for similar positions by other companies in the technology and financial information industries.

Required Vote

We ask our stockholders to indicate their support for the compensation awarded to our NEOs as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related notes and narrative.”

The say-on-pay vote is advisory, and therefore not binding on FactSet, the Compensation and Talent Committee, or the Board. Our Board and its Compensation and Talent Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

FactSet’s Board recommends that you vote “FOR” the approval, on an advisory basis, of the Fiscal 2021 Compensation of the Named Executive Officers as disclosed in this Proxy Statement.

2021 Proxy Statement 65

Proposal 4: Stockholder Proposal - Stockholder Proxy Access

James McRitchie has submitted the following proposal for consideration at the Meeting.

Resolved: Shareholders of FactSet Research Systems Inc. (“Company”) request that our board of directors take the steps necessary to enable shareholders, without limits on group size, to aggregate their shares to equal 3% of our stock owned continuously for 3-years to enable shareholder proxy access with the following essential provisions:

Nominating shareholders and unlimited groups of shareholders must have owned at least 3% of the outstanding shares of common stock of the Company continuously for a period of at least 3 years. Such shareholders shall be entitled to nominate a total of 25% of the number of authorized directors rounded down to the nearest whole number.

Supporting Statement: Proxy access enables shareholders to put competing director candidates on the company ballot to see if they can get more votes than some of management’s director candidates. A competitive election is good for everyone. Even if never used, this proposal helps ensure our board will nominate directors with outstanding qualifications to avoid giving shareholders a reason to exercise access rights.

Proxy Access in the United States: Revisiting the Proposed SEC Rule,1 a cost-benefit analysis by CFA Institute, found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion. Governance Changes through Shareholder Initiatives: The Case of Proxy Access2 found a 0.5 percent average increase in shareholder value for proxy access targeted firms.

Proxy access has been adopted by major companies, including 78% of the S&P 500. Adoption of this proposal will make our Company more competitive in its corporate governance. Our largest shareholders, BlackRock and Vanguard, voted in favor of 87% and 91% of shareholder proposals respectively to establish proxy access during the last 3.5 years.

Adding urgency to this proposal is a recent study finding directors generally do not want to monitor and are not sure they can do so effectively.3 Corporate governance expert Nell Minow offered the following remarks: “Usually directors at least pretend to acknowledge their legal obligation to provide oversight of CEOs on behalf of shareholders.” “This acknowledgment that directors see themselves as corporate cheerleaders instead of skeptics whose job is to push back, question, and insist on better is further proof that shareholders will need to support more Engine No. 1-style challenges.”4

Proxy access without group limits reduces likely hedge fund challenges. Eliminating group limits would allow employee shareholders with small holdings to join in nominating groups, opening communication channels between our Board and workers. Proxy access directors nominated by such groups would be able to more effectively monitor than typical outside directors and would bring a host of additional benefits.5

This proposal should also be seen in the context that our Company has a classified board and shareholders have no right to call a special meeting.

Enhance Shareholder Value, Vote FOR
Shareholder Proxy Access – Proposal 4
66 2021 Proxy Statement

1.https://www.cfainstitute.org/-/media/documents/article/position-paper/proxy-access-in-united-states-revisiting-proposed-sec- rule.ashx
2.https://ssrn.com/abstract=2635695
3.https://corpgov.law.harvard.edu/2021/09/02/corporate-directors-implicit-theories-of-the-roles-and-duties-of-boards/
4.https://valueedgeadvisors.com/2021/09/02/corporate-directors-say-its-not-their-job-to-monitor-ceo-study-bloomberg/
5.https://www.aspeninstitute.org/publications/new-corporate-boardroom/

THE BOARD OF DIRECTORS STATEMENT IN OPPOSITION:
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST
THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board of Directors of FactSet, after careful review, recently adopted a meaningful and appropriate proxy access right for director nominations by our stockholders, including many of the features requested by the proponent. Adoption of this proposal is therefore unnecessary.

In amending our By-laws to adopt a proxy access provision, the Board carefully considered various potential formulations of proxy access, including the provisions advocated by the proponent and proxy access provisions adopted by our peers and other publicly traded companies. Based upon the Board’s assessment of the relative advantages and disadvantages to the stockholders and the Company of the various proxy access formulations, on September 27, 2021, the Board amended our By-laws to implement proxy access in the form it believes is most appropriate for FactSet and its stockholders.

The Company’s proxy access provision is consistent with many of the features requested by the proponent of this proposal, as well as the mainstream of public company practice. In particular, the Board adopted provisions that permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the voting power entitled to vote in the election of directors continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to the greater of (i) two directors or (ii) 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our bylaws.

In selecting the appropriate proxy access framework, our Board sought to balance the desire to provide meaningful rights to stockholders who we believe are generally representative of our long-term stockholders against the potential harm to Board effectiveness that may be caused by the nomination of directors who may pursue narrow special interests, including interests unrelated to long-term stockholder value.

The Company’s existing proxy access By-law allows nominating groups to propose the greater of two directors or 20% of our Board, which grants appropriate deference to our Nominating and Corporate Governance Committee’s role of nominating directors for the Company’s slate, rather than the 25% of our Board advocated by the stockholder proposal.

Furthermore, the Board chose to limit aggregation to 20 stockholders, which is consistent with overwhelming market practice and makes it more likely that nominating proxy access groups have interests that are aligned with those of our long-term stockholders. The proponent’s proposal of unlimited aggregation is inconsistent with this goal and undermines the principle, that we believe is shared by most of our stockholders, that the right to nominate a director using the Company’s proxy statement should be available only for those who have a sufficient financial stake in the Company to cause their interests to be aligned with the interests of the stockholders as a whole.

Because FactSet already has adopted progressive proxy access By-law provisions that serve the best interests of the Company and our stockholders and are in line with best practices among FactSet's peers and the vast majority of public companies, while the proponent’s proposal is not necessary or appropriate for FactSet, our Board recommends a vote AGAINST the proponent’s proposal.

FactSet’s Board recommends that you vote “AGAINST” the Stockholder Proposal

2021 Proxy Statement 67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information known to us with respect to beneficial ownership of our common stock for (i) each director and nominee, (ii) each holder of more than 5% of our common stock, (iii) our Principal Executive Officer, Principal Financial Officer and the three most highly compensated executive officers (other than the Principal Executive Officer and Principal Financial Officer) named in the table entitled “Summary Compensation Table,” and (iv) all our executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the tables and pursuant to applicable community property laws, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of our common stock beneficially owned. The number of shares beneficially owned by each person or group as of a certain date includes shares of our common stock that such person or group had the right to acquire on or within 60 days after such date, including upon the exercise of stock options and the vesting of equity-based awards.

For each beneficial owner and individual included in the tables below, percentage ownership of common stock is calculated by dividing the number of shares beneficially owned by the 37,642,107 shares of FactSet common stock outstanding as of October 22, 2021. Any securities that were not outstanding but subject to stock options exercisable or the vesting of equity-based awards within 60 days after the date of a table were deemed to be outstanding in determining the percentage owned by such person, but were not deemed to be outstanding in determining the percentage owned by any other person.

Beneficial Owners

Based on filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, as of October 22, 2021, the only persons or entities known by us to be a beneficial owner of more than 5% of our common stock were as follows:

Name and Address of Beneficial Owner	Shares of FactSet Common Stock	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,668,891(1)	12.4%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	3,767,467(2)	10.0%
BAMCO, Inc. 767 Fifth Avenue 49th Floor New York, NY 10153	2,698,651(3)	7.2%
Loomis, Sayles & Company, L.P. One Financial Center Boston, MA 02111	2,498,587(4)	6.6%

(1)The information regarding BlackRock Fund Advisors is based solely on a Schedule 13G/A filed by BlackRock Fund Advisors with the SEC on January 27, 2021 (the “BlackRock 13G/A”). According to the BlackRock 13G/A, the figure includes sole voting power with respect to 4,149,137 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 4,668,891 shares, and shared dispositive power with respect to 0 shares.
(2)The information regarding The Vanguard Group, Inc. is based solely on a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 10, 2021 (the “Vanguard Group 13G/A”). According to the Vanguard Group 13G/A, the figure includes sole voting power with respect to 0 shares, shared voting power with respect to 39,935 shares, sole dispositive power with respect to 3,676,764 shares, and shared dispositive power with respect to 90,703 shares.
(3)The information regarding BAMCO, Inc. is based solely on a Schedule 13G filed by BAMCO, Inc. with the SEC on February 12, 2021 (the “BAMCO 13G”). According to the BAMCO 13G, the figure includes sole voting power with respect to 0 shares, shared voting power with respect to 2,578,651 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 2,698,651 shares.
(4)The information regarding Loomis, Sayles & Company, L.P. is based solely on a Schedule 13G/A filed by Loomis, Sayles & Company, L.P. with the SEC on February 12, 2021 (the “Loomis 13G/A”). According to the Loomis 13G/A, the figure includes sole voting power with respect to 2,013,764 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,498,587 shares, and shared dispositive power with respect to 0 shares.
68 2021 Proxy Statement

Directors and NEOs

The table below sets forth, as of October 1, 2020, information regarding the beneficial ownership of our common stock by (1) each of our directors and NEOs and (2) by all of our directors and executive officers as a group (17 persons, of whom four are not NEOs and are not individually named in the table below). Percentage of share ownership amounts are based on 37,642,107 shares of our common stock outstanding as of October 22, 2021.

Name(1)	Number of Shares of Common Stock Beneficially Owned as of October 1, 2021(2)(3)	Percent of Class

NAMED EXECUTIVE OFFICERS
F. Philip Snow(4)	149,544	**
Helen L. Shan(5)	10,989	**
Goran Skoko(6)	33,173	**
Gene D. Fernandez(7)	16,333	**
Rachel R. Stern(8)	19,746	**

DIRECTORS
Robin A. Abrams(9)	15,519	**
Siew Kai Choy(10)	—	**
Malcolm Frank(11)	4,046	**
Sheila B. Jordan(12)	—	**
James J. McGonigle(13)	14,235	**
Lee Shavel(14)	—	**
Laurie Siegel(15)	4,224	**
Joseph R. Zimmel(16)	1,976	**

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (17 PERSONS)(17)	314,008	**
** Percentage of FactSet common stock is less than 1%.
(1)The address for each of these beneficial owners is c/o FactSet Research Systems Inc., 45 Glover Avenue, Norwalk, CT 06850.
(2)Beneficial ownership includes shares that can be acquired upon the exercise of stock options or the vesting of restricted stock unit or performance share unit awards within 60 days of October 1, 2021.
(3)To the Company’s knowledge, each executive officer and director, as of October 22, 2021, had sole voting and sole investment power with respect to his or her shares of common stock.
(4)Includes 145,556 shares of FactSet common stock issuable upon the exercise of stock options. Mr. Snow is also a director of the Company.
(5)Includes 10,989 shares of FactSet common stock issuable upon the exercise of stock options.
(6)Includes 29,700 shares of FactSet common stock issuable upon the exercise of stock options.
(7)Includes 16,333 shares of FactSet common stock issuable upon the exercise of stock options.
(8)Includes 19,746 shares of FactSet common stock issuable upon the exercise of stock options.
(9)Includes 11,776 shares of FactSet common stock issuable upon the exercise of stock options.
(10)Includes no shares of FactSet common stock issuable upon the exercise of stock options.
(11)Includes 4,046 shares of FactSet common stock issuable upon the exercise of stock options.
(12)Includes no shares of FactSet common stock issuable upon the exercise of stock options.
(13)Includes 9,469 shares of FactSet common stock issuable upon the exercise of stock options.
(14)Includes no shares of FactSet common stock issuable upon the exercise of stock options.
(15)Includes 4,124 shares of FactSet common stock issuable upon the exercise of stock options.
(16)Includes no shares of FactSet common stock issuable upon the exercise of stock options.
(17)Includes 292,999 shares of FactSet common stock issuable upon the exercise of stock option and 56 shares of common stock issuable upon vesting of restricted share unit or performance share unit awards within 60 days of October 1, 2021.

2021 Proxy Statement 69

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to provide us with copies of all Section 16(a) forms that they file. Based solely upon a review of SEC Forms 3, 4 and 5 furnished to us and written representations from our executive officers and directors, we believe that all of those persons complied with all Section 16(a) filing requirements during fiscal 2021 with respect to transactions in our common stock.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes, as of August 31, 2021, the number of outstanding equity awards granted to employees and non-employee directors, as well as the number of equity awards remaining available for future issuance, under our equity compensation plans:

(In thousands, except per share data)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,474(1)	$214.89(2)	5,456(3)
Equity compensation plans not approved by security holders	—	—	—
Total	2,474(1)	$214.89(2)	5,456(3)
(1)Includes 2,277 shares issuable upon exercise of outstanding stock options, 128 shares issuable upon vesting of outstanding awards of restricted share units and 69 shares issuable upon the conversion of outstanding performance share units.
(2)Weighted average exercise price of outstanding options only.
(3)Includes 5,079,693 shares available for future issuance under the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated, 237,749 shares available for future issuance under the FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated, and 138,956 shares available for purchase under the FactSet Research Systems Inc. 2008 Employee Stock Purchase Plan, as Amended and Restated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is our preference to avoid related party transactions. Our Audit Committee charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC, NYSE and NASDAQ rules. For purposes of this section, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K. Under these rules, a related person is a director, executive officer, nominee for director, or more than 5% stockholder of FactSet since the beginning of the last fiscal year, and their immediate family members. We monitor any transaction or series of transactions in which we are a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. The Audit Committee would determine whether the related person has a material interest in a transaction and would approve, ratify, rescind, or take other action with respect to the transaction in its discretion. In accordance with listing requirements, we do not have relationships with any non-employee directors in which the director is compensated in excess of $120,000, excluding fees for board service.
In fiscal 2021, there were no related-person transactions under the relevant standards. In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Business Conduct and Ethics. Under the Code of Business Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Our Corporate Governance Guidelines require a director promptly to disclose to the Board any potential or actual conflict of interest involving that director. Under the Corporate Governance Guidelines, the Board will determine an appropriate resolution on a case-by-case basis. All directors must excuse themselves from any discussion or decision affecting
70 2021 Proxy Statement

their personal, business or professional interests. All related party transactions will be disclosed in our applicable filings with the SEC as required under applicable rules.

OTHER MATTERS

Stockholder Proposals and Nomination of Directors

Stockholders who wish to present proposals for inclusion in the proxy materials (other than proxy access nominations, which are described below) to be distributed by FactSet in connection with our 2022 Annual Meeting of Stockholders must submit their proposals to FactSet's Secretary, Rachel R. Stern, at our principal executive offices so they are received no later than July 1, 2022. Any such proposals must also comply with Rule 14a-8 under the Exchange Act.

Under our proxy access By-law, if a stockholder (or a group of up to 20 stockholders), who owns 3% or more of the Company’s voting stock continuously for at least three years immediately preceding the date of notice of proxy access nomination, and has otherwise complied with the requirements set forth in our By-laws, wants us to nominate and include director nominees (up to the greater of two nominees or 20% of the Board) in the Company’s proxy materials for the 2022 Annual Meeting of Stockholders, the nominations must be received by FactSet’s Secretary, Rachel R. Stern, no earlier than June 1, 2022 and no later than July 1, 2022 (i.e., no earlier than the 150th day and no later than the 120th day prior to the first anniversary of the date our definitive Proxy Statement was first released to stockholders in connection with our 2021 annual meeting of stockholders).

Stockholders who intend to bring an item of business before the 2022 Annual Meeting of Stockholders, other than through Rule 14a-8 or a proxy access nomination, must submit notice in writing of such business or nominations to FactSet’s Secretary, Rachel R. Stern, no earlier than August 19, 2022 and no later than September 18, 2022 (i.e., not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting), as provided in the advance notice provisions of our By-laws.

Stockholders may also submit names of persons for consideration by the Nominating and Corporate Governance Committee for a directorship as discussed under the “Director Nominations” section appearing earlier in this Proxy Statement.

A copy of the By-Law procedures is available upon written request to our Corporate Secretary, Rachel R. Stern.

Delivery of Documents to Stockholders Sharing an Address

If you are a beneficial owner, but not the record holder, of shares, your broker, bank or other nominee may deliver only one copy of our Proxy Statement and Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy of the documents were delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit their request to our Investor Relations Department at 1-203-810-1000 or by submitting a written request to Rachel R. Stern, Secretary, at 45 Glover Avenue, Norwalk, CT 06850. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and Annual Reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

2021 Proxy Statement 71

Other Business

The Board does not intend to bring any other business before the Meeting and so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. However, as to any other business which may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Rachel R. Stern
Executive Vice President, Chief Legal Officer, Global Head of Strategic Resources and Secretary
Norwalk, Connecticut
October 29, 2021

72 2021 Proxy Statement

FACTSET

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

During The Meeting - Go to **www.virtualshareholdermeeting.com/FDS2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D61316-P60902 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FACTSET RESEARCH SYSTEMS INC.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE THREE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND AGAINST PROPOSAL 4.

	For	Against	Abstain
1a. Siew Kai Choy	☐	☐	☐
1b. Lee Shavel	☐	☐	☐
1c. Joseph R. Zimmel	☐	☐	☐

NOTE: Please sign as your name appears here. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please provide your full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D61317-P60902

Proxy — FACTSET RESEARCH SYSTEMS INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 16, 2021
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FACTSET RESEARCH SYSTEMS INC.

You hereby appoint Rachel R. Stern with full power of substitution, as your attorney and proxy to vote the shares of Common Stock of FactSet Research Systems Inc., which you are entitled to vote at the Annual Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/FDS2021, on December 16, 2021, at 3:00 p.m. Eastern Time and at any adjournments and postponements of the Annual Meeting, with all the power you would possess if personally present, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner you direct in this proxy. If you make no direction, this proxy will be voted FOR the election of the three nominees listed in proposal 1, FOR proposals 2 and 3 and AGAINST proposal 4. You authorize the proxy holder, in its discretion, to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

(Continued and to be marked, dated and signed, on the other side)